REGAL INTERNATIONAL, INC.

                            52/F BANK OF CHINA TOWER,
                            1 GARDEN ROAD, HONG KONG

                            NOTICE OF SPECIAL MEETING

                                   To Be Held

                                September 9, 1998


        NOTICE IS HEREBY GIVEN, in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, that a special meeting of the stockholders (the "Meeting") of REGAL INTERNATIONAL, INC., a Delaware corporation (the "Company"), whose principal executive offices are located at 52/F Bank of China Tower, 1 Garden Road, Hong Kong, will be held as follows:

        PLACE: The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, California

        DATE:      September 9, 1998

        TIME:      5:00 p.m.

        The purpose of the Meeting is as follows:

        1.     To ratify the acquisition of Westronix Limited by the Company.

        2. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock up to 1,100,000,000 shares, of par value $0.01 per share.

        3. To amend the Company's Certificate of Incorporation (i) Article Fourth (D)(7), to provide that the Company may remove directors or adopt, repeal or amend bylaws by a meeting of the shareholders or a written consent by shareholders holding a majority of the voting shares; (ii) Article Fifth to provide that the number of directors shall not be less than three, and to remove the classification of the board of directors; (iii) Article Sixth to provide that the affirmative vote of the majority of voting shares is sufficient for the amendment or adoption of bylaws;
               (iv) Article Seventh to remove the requirement of 80% shareholders' vote for certain transactions and to provide that the affirmative vote of the majority of voting shares is sufficient to approve those certain transactions listed in Article Seventh; and Article Tenth to remove the requirement of 80% shareholders' vote to amend Article Fourth, Paragraph D (7) and (8), Article Fifth, Sixth, Seventh and Tenth, and to provide that the affirmative vote of the majority of voting shares is sufficient to approve amendments to those provisions of the Company's Certificate of Incorporation.

        4.     To undertake a 138 to 1 reverse split of the Company's Common
               Stock.

        5.     To adopt restated and amended Bylaws of the Company.

        6.     To change the Company's name to "Asia Resources Holdings Ltd."

        7.     To adopt a 1997 Incentive Stock Option Plan.

        8.     All such other matters as may be brought before such Meeting.

        The Board of Directors has fixed the close of business on July 24, 1998 as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting.

        Shares can be voted at the Meeting only if the record holder thereof is present at the Meeting or represented by proxy. To ensure the presence of a quorum at the Meeting, you are requested to sign and date the accompanying Appointment of Proxy and return it promptly in the enclosed return envelope. The giving of such Appointment of Proxy will not affect your rights to vote in person in the event you attend the Meeting.




August 12, 1998                              By Order of The Board of Directors

                            REGAL INTERNATIONAL, INC.
                            52/F BANK OF CHINA TOWER
                            1 GARDEN ROAD, HONG KONG

                                 PROXY STATEMENT

                          Mailing Date: August 12, 1998

                         SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD: SEPTEMBER 9, 1998

GENERAL

        This Proxy Statement is furnished to the holders of Common Stock, $0.01 par value per share (the "Common Stock"), of REGAL INTERNATIONAL, INC. (the "Company" or the "Registrant"), on behalf of the Company, in connection with its solicitation of Appointments of Proxy in the form enclosed herewith for use at a special meeting of stockholders (the "Meeting") to be held on September 9, 1998, and at any adjournments thereof. The Meeting will be held at 5:00 p.m. local time, on the above date, at The Regent Beverly Wilshire, 9500 Wilshire Boulevard, Beverly Hills, California. The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Meeting and are described herein.

        The cost of this solicitation of Appointments of Proxy will be borne by the Company. In addition to the solicitation of Appointments of Proxy by mail, certain officers, directors and regular employees of the Company, without additional remuneration, may solicit Appointments of Proxy, personally or by telephone, telegraph or cable. Arrangements will also be made with brokerage firms and other nominee holders for forwarding proxy materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

        A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Proxies which abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are broker non-votes. Client directed abstentions are not broker non-votes. Broker non-votes will be treated as not entitled to vote and therefore will not be counted as either a vote for or against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.

VOTING OF APPOINTMENTS OF PROXY

        The persons named in the enclosed Appointment of Proxy, as proxies to represent stockholders at the Meeting, are Chung Cho Yee, Mico and Richard N. Gray, and each of them. An Appointment of Proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, that Appointment of Proxy will be voted FOR the ratification of the acquisition of Westronix Limited by the Company as further described in Proposal 1, FOR the amendment to the Company's Certificate of Incorporation increasing the authorized number of Common Stock to 1,100,000,000, as further described in Proposal 2 herein, FOR amendment to the Company's Certificate of Incorporation to amend Articles Fourth, Fifth, Sixth, Seventh and Tenth, as further described in Proposal 3 herein, FOR the amendment to the Company's Certificate of Incorporation to effect a 1-for-138 reverse stock split approved by the Board of Directors on January 17, 1997, as further described in Proposal 4 herein, FOR adoption of the amended and restated Bylaws of the Company, as further described in Proposal 5 herein, FOR the name change, as further described in Proposal 6 herein and FOR adoption of 1997 Incentive Stock Option Plan, as further described in Proposal 7 herein. On any other matters that may come before the Meeting, each Appointment of Proxy will be voted in accordance with the best judgment of the proxies.

REVOCABILITY OF APPOINTMENTS OF PROXY

        An Appointment of Proxy may be revoked by the stockholder at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed Appointment of Proxy bearing a later date, or by attending the Meeting and announcing his intention to vote in person.

RECORD DATE AND VOTING RIGHTS

        The close of business on July 24, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only those stockholders of record, on that date, will be entitled to vote on the proposals described herein.

        The voting securities of the Company are the shares of its Common Stock, of which shares were issued and outstanding as of July 24, 1998. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the meeting.

        Horler Holdings Limited, a wholly-owned subsidiary of China Strategic Holdings Limited has indicated its intention to vote for the proposals to be presented at the Meeting.

        Horler Holdings Limited holds a 49.5% interest in the Registrant. China Strategic Holdings Limited, by owning 100% of Horler Holdings Limited, also holds a 49.5% interest in the Registrant.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS. The following table sets forth the beneficial ownership of the Company's Common Stock, as of July 24, 1998, by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each stockholder.

                                                     AMOUNT OF              PERCENT OF
       NAME AND ADDRESS                          BENEFICIAL OWNERSHIP           CLASS
       ----------------                          --------------------           -----
    China Strategic Holdings Ltd.(1)                 1,033,877,483              96.16%

    Harlequin Investment Holdings Ltd.(2)(3)             4,452,082               0.41%

    Richard N. Gray, Director(2)(3)                      4,452,082               0.41%
    Noble House, Queens Road
    St. Peter Fort, Guernsey, Channel Islands

    Oei Hong Leong, Director(1)                      1,033,877,483              96.16%
    52/F Bank of China Tower
    1 Garden Road, Hong Kong

    Chung Cho Yee, Mico, (1)                                     0              0%
    President and Director
    52/F Bank of China Tower
    1 Garden Road, Hong Kong

    Ma Wai Man, Catherine,(1)                                    0              0%
    Secretary and Director
    52/F Bank of China Tower
    1 Garden Road, Hong Kong

    Law Wing Tak, Jack                                           0              0%
    Chief Financial Officer
    52/F Bank of China Tower
    1 Garden Road, Hong Kong

    Martin J. Furner, Director                                   0              0%
    24 Chiswick High Road
    Chiswick, London W4 1TE

    All Directors and Officers                       1,038,329,565              96.57%
    as a Group (6 persons)

-------------------------

    As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(1) China Strategic Holdings Limited has direct voting and investment power with respect to 40,500,000 shares and indirect voting and investment power with respect to 993,377,483 shares issuable upon the conversion of a $30,000,000 Convertible Note held by Horler Holdings Limited, P.O. Box 71, Craigmuer Chamber, Road Town, Tortola, British Virgin Islands, a wholly owned subsidiary of China Strategic Holdings Limited. Mr. Oei Hong Leong is a majority shareholder of China Strategic Holdings Limited.

(2) Harlequin Investment Holdings Limited has sole voting and investment power with respect to 4,452,082 shares of Common Stock. The beneficial ownership set forth herein does not include 8,000,000 shares of Common Stock to be acquired upon an exercise of a Stock Purchase Option granted by China Strategic Holdings Limited to Harlequin Investment Holdings Limited.

(3) Harlequin Investment Holdings Limited is a wholly owned subsidiary of GHL (Senior) Pension Fund (the "Fund"), Noble House, Queens Road, St. Peter Port, Guernsey, Channel Islands. Richard N. Gray is a director of the Fund and Overseas Trust Company Limited is a trustee of GHL (Senior) Pension Fund and have the same address. Mr. Gray and Overseas Trust Company Limited each disclaim beneficial ownership of the shares of Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

        Set forth below is the indirect beneficial interest of the Registrant's officers and directors in the acquisition of Westronix Limited, through their respective holdings in China Strategic Holdings Limited ("CSH") as of September 10, 1996. NONE OF THE PERSONS LISTED BELOW RECEIVED ANY OF THE SECURITIES THEY BENEFICIALLY OWN IN CSH IN CONNECTION WITH THE ACQUISITION OF WESTRONIX LIMITED.

    BENEFICIAL OWNER         DIRECT INTEREST  INDIRECT INTEREST    OPTIONS(2)    WARRANTS(5)(1)
    ----------------         ---------------  -----------------    ----------    --------------
                                                                                       HK$
    Oei Hong, Leong(3)(4)              0        223,909,696      12,300,000     127,312,706

    Chung Cho Yee, Mico(6)             0                  0       4,100,000               0

    Ma Wai Man, Catherine              0                  0       1,025,000               0

    Richard N. Gray                    0                  0               0               0

    Martin J. Furner                   0                  0               0               0

    Law Wing Tak, Jack                 0                  0               0               0

-------------------------

(1) Mr. Oei Hong Leong is the Chairman and a director of the Registrant; Mr. Chung is the President and a director of the Registrant; Ms. Ma is the Secretary and a director of the Registrant; Messrs. Gray and Furner are the directors of the Registrant; and Mr. Law was appointed as the Chief Financial Officer of the Registrant on December 1, 1997.

(2) Under the executive option plan of CSH, adopted on July 20, 1992, options were granted to directors and employees of CSH to subscribe for shares at an initial subscription price of HK$3.03 (US$0.39) per share (adjusted to HK$2.27 (US$0.29) on January 30, 1996 and further adjusted to HK$0.606 (US$0.08) on September 23, 1997 due to subdivision of shares). As of April 17, 1998, Mr. Oei owns 18,500,000 options; the remaining officers and directors of Regal do not own any options in CSH.

(3) A total of 134,952,296 shares and warrants with a total subscription value of HK$94,466,606 (US$12,189,239) were beneficially held by Sanion Enterprises Limited ("Sanion"), of which 134,943,296 shares and warrants with a total subscription value of HK$94,460,306 (US$12,188,504) were beneficially held by Calison Developments Limited ("Calison"), a wholly-owned subsidiary of Sanion. Sanion is a company controlled by Mr. Oei Hong Leong. As of April 17, 1998, a total of 61,500,000 shares were beneficially owned by Mr. Oei and a total of 818,471,635 shares and warrants with a total subscription value of HK$130,955,462 (US$16,897,478) were beneficially owned by Sanion, of which 818,416,975 shares and warrants with a total subscription value of HK$130,946,716 (US$16,896,350) were beneficially owned by Calison.

(4) A total of 88,957,400 shares and warrants with a total subscription value of HK$32,846,100 (US$4,238,206) were held by Chip Lian Investments
        (HK) Limited ("Chip Lian"), a company beneficially owned by Mr. Oei and his spouse. As of April 17, 1998, a total of 925,909,450 shares and warrants with a total subscription value of HK$142,121,112 (US$18,338,207) were held by Chip Lian, of which warrants with a subscription value of HK$9,840,000 (US$1,269,677) are being held in trust of Mr. Oei. The warrants in units of HK$0.80 (US$0.10) of subscription rights, each carrying the right to subscribe for shares at any time up to November 4, 1998 at a subscription price of HK$0.80 per share, subject to adjustment.

(5) Warrants in units of HK$4.20 (US$0.54) of subscription rights, each carrying the right to subscribe for shares at any time until August 30, 1997 at an initial subscription price of HK$4.20 (US$0.54) per share (adjusted to HK$3.32 (US$0.43) on January 30, 1996), subject to adjustment.

(6) As of April 17, 1998, Mr. Chung is a beneficial owner of 5,000,000 shares of CSH and 800,000 warrants in units of HK$0.80 (US$0.10) of subscription rights, each carrying the right to subscribe for shares at any time up to November 4, 1998 at a subscription price of HK$0.80 per share, subject to adjustment.

        As of July 24, 1998, there were approximately 7,431 shareholders of record. The percentage of beneficial ownership is based upon 81,764,456 shares of Common Stock outstanding as of July 24, 1998 and 993,377,483 shares of Common Stock issuable upon conversion of $30,000,000 Convertible Note.

                                 PROPOSAL NO. 1
              RATIFICATION OF THE ACQUISITION OF WESTRONIX LIMITED

DESCRIPTION OF TRANSACTION

        On September 10, 1996, the Board of Directors of the Company approved the acquisition of all the issued and outstanding shares of Westronix Limited, a British Virgin Islands corporation ("Westronix"), from China Strategic Holdings Limited, a Hong Kong company ("CSH") pursuant to the terms of the Acquisition Agreement entered into on September 10, 1996. Westronix's sole asset is a 100% equity interest in China Construction Holdings Limited, formerly known as China Construction International Group Limited, a Hong Kong company ("China Construction") which owns 51% joint venture interest in Hangzhou Zhongche Huantong Development Co., Ltd. ("HZHD"), a Sino-foreign joint venture established in Hangzhou, Zhejiang Province, the People's Republic of China ("China") on June 23, 1993. The Company's principal executive offices are located at 52/F Bank of China Tower, 1 Garden Road, Hong Kong, tel. (852) 2514-0300.

        The consideration paid for Westronix by the Company consisted of a $30 million Convertible Note bearing interest at the rate of nine percent (9%) per annum after an initial six (6) month interest-free period (the "Note"). The Note is payable interest only on an annual basis, with all principal being due and payable on September 10, 1999. The principal and any unpaid interest due on the Note are convertible at any time from the date of issuance of the Note, into shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at a conversion price of $0.0302 per share. The terms of the Agreement and the Note provided for a downward adjustment of the principal amount of the Note, if an opinion issued by an independent third party on the amount of consideration paid by the Company, stated an amount which is 10% less than the consideration paid by the Company. The adjustment formula was designed to ensure fairness of the transaction. The Note is secured by all assets of Westronix and its related subsidiaries.

        The Board of Directors of the Registrant determined that acquisition of Westronix was in the best interest of the Registrant and was advantageous to the Company's plans to concentrate the resources of the Company in infrastructure projects in China.

        The acquisition of Westronix by the Company was aimed at building up the Company's infrastructure investment. The management of the Company observed and was of the opinion that the PRC had both a pressing need and policy priority to upgrade its infrastructure in order to accommodate ongoing economic development. Based on that, the Company analyzed the infrastructure industry in China and concluded that given the PRC's developing economy, there would be potential for infrastructure projects. In evaluating an acquisition of Westronix, the management took into account the following factors: existing cash flow stream of the Hangzhou Toll Road, which was one-third built at the time of consideration by the Company; partnership with CSH, which has an established track record in investing and restructuring PRC companies; the city of Hangzhou being an important commercial and tourist location with sustained traffic; and the fact that Westronix's accounts were presented in accounting standards that complied with USGAAP or International GAAP.

        In determining the consideration to be paid for the acquisition of Westronix, the Company took into account the existing and potential cash flow streams of Hangzhou Toll Road and the valuation (on comparative basis) of PRC infrastructure companies that underwent initial public offerings in Hong Kong around the time of the acquisition. At the approximate time the Company acquired Westronix, initial public offerings on the Stock Exchange of Hong Kong ("SEHK") of Hong Kong-based PRC infrastructure project companies, such as Cheung Kong Infrastructure Holdings Limited (July, 1996), Road King Infrastructure Limited (June, 1996) and Anhui Expressway Company Limited (October, 1996), commanded prospective 1997 price to earnings ratios ("PE Ratio") of around 20 times, which compared to a prospective 1997 PE Ratio of approximately 9 times for the acquisition of Westronix. In addition, the Company took into account its cash flow position, and the consideration for Westronix was structured as a convertible note, to allow the Company to defer cash outlay incurred, if any.

        The Hangzhou Toll Road was visited by the directors and management of the Company and its accounts were reviewed in depth and discussed by the Board of Directors. Registrant and CSH met on a number of occasions to discuss the acquisition of Westronix. The aim of these discussions was to ascertain that the Hangzhou Toll Road met the Registrant's infrastructure investment requirements. Subsequently, the directors and management of the Registrant visited the Hangzhou Toll Road, followed by an in depth review and discussion of the Hangzhou Toll Road's accounts by the Board of Directors. In two subsequent meetings, the Registrant and CSH agreed on the consideration for the acquisition of Westronix. CSH made an initial offer to sell Westronix for a consideration of $30 million. In the subsequent meeting, the Registrant and CSH agreed to sell Westronix for $30 million and decided the $30 million would be paid in the form of a convertible note.

        The Board of Directors took under consideration the close relationship of the parties involved in the acquisition of Westronix and decided to obtain an independent third party opinion to evaluate the fairness of the transaction (see "Summary of the Fairness Opinion").

        Based upon the audited consolidated financial statements of the Company as of December 31, 1995 ( which reflect the financial condition of the Company before its acquisition of Acewin Profits Limited in February of 1996), the total stockholders' equity amounted to approximately $2.6 million, whereas the net income of the Company for the same period was only $28,000. With 81,764,456 shares of common stock outstanding, the net income per share was negligible, and thus the conversion of the Note will not result in any meaningful dilution to earnings per share.

        Acquisition of Westronix through the transfer of CSH's equity interest in Westronix to the Company was accounted for as a reorganization of companies under common control similar to pooling of interests. The management of the Company believes that the transaction was exempt from any federal income taxes and there are no federal tax consequences to the Company.

        The Board of Directors obtained a fairness opinion (the "Fairness Opinion") from The New China Hong Kong Corporate Finance Limited ("New China Hong Kong"), an independent third party, with respect to the acquisition of Westronix by the Company at a consideration of $30 million, to be satisfied by way of the issuance of the Note. The Fairness Opinion was addressed to the Board of Directors of the Company and should not be relied upon by any parties other than the directors of the Company. Any reference herein to the Fairness Opinion is made for reference purposes only. In the Fairness Opinion, New China Hong Kong was of the opinion that the terms of the proposed acquisition of Westronix were fair and reasonable to the Company, however, the Fairness Opinion did not address the Note's dilutive effect if revenue increases in the future and the conversion price remains above the market price.

        New China Hong Kong is a company incorporated in Hong Kong and is a registered investment advisor under the Hong Kong Securities Ordinance. New China Hong Kong has a broad experience in providing financial/advisory services to Hong Kong-listed companies with China-based businesses and/or assets. New China Hong Kong often acts as an independent financial advisor to minority shareholders and independent directors of listed companies in Hong Kong. In selecting New China Hong Kong to provide the Fairness Opinion with respect to the acquisition of Westronix, the Board of Directors took into consideration the above factors and New China Hong Kong's vast knowledge of companies based in China. The Board of Directors also took under advisement the fees charged by New China Hong Kong for its professional services, which it found reasonable. The fee paid by the Registrant to the financial advisor was HK$100,000 (US$12,920).

        There had been no material relationship between New China Hong Kong and the Company or between New China Hong Kong and CSH, or any compensation received by New China Hong Kong from either of those parties as a result of any such relationship during the two years prior to selecting New China Hong Kong. Furthermore, no such material relationship was mutually understood to be contemplated by New China Hong Kong, the Company and CSH at the time New China Hong Kong was selected and no compensation was received thereof as a result of such contemplated material relationship.

        The terms of the proposed acquisition of Westronix were confirmed by New China Hong Kong as fair and reasonable. New China Hong Kong's findings were based on its independent assessment of an internal appraisal report prepared and provided by CSH, which determined the valuation of Westronix by applying the discounted cash flow model to the projected cash flow of the Hangzhou Toll Road over the remaining life of the joint venture. The consideration for Westronix was recommended by CSH in a internal report which CSH prepared. This consideration was subsequently determined to be fair by New China Hong Kong.

Summary of New China Hong Kong's Fairness Opinion
-------------------------------------------------

        The Fairness Opinion was prepared by New China Hong Kong at the request of the Board of Directors. In rendering its recommendation with respect to the fairness of the transaction, New China Hong Kong relied on the information and representations provided to it by CSH that such information was complete and relevant in all material respects. New China Hong Kong has not conducted an independent in-depth investigation of the business of the joint venture and Hangzhou Toll Road.

        According to the Fairness Opinion, New China Hong Kong has arrived at its opinion regarding the acquisition of Westronix and the issuance of a convertible note (collectively, the "Proposal") after having considered the following principal factors:

a) the valuation of the Hangzhou Toll Road: (i) based upon an internal study of the Hangzhou Ring Road and the projected net operating cash flows (income streams available for distribution), prepared by China Strategic Holdings, the value of the Hangzhou joint venture interest was estimated to be approximately US$44.0 million if an 18% discount rate was applied (see a table of projected net operating cash flows below). This valuation was based upon an 18% discount rate applied to the projected net operating cash flows commencing from the year 1997 through 2023. The joint venture expires in 2023. The consideration of US$30 million represents an approximately 32% discount to the valuation figure; (ii) New China Hong Kong stated in its opinion that the discount rates required for similar toll roads projects by stock analysts for stock traded in Hong Kong were approximately 17% to 18%. However, in order to take into consideration the factor that the West Section of the toll road will only become operational in early 1998, New China Hong Kong considered that the required rate of return should be increased to 20% to reflect the additional risk involved in this case. In the New China Hong Kong's opinion the valuation of the joint venture interest would be reduced to approximately US$37.1 million if a discount rate of 20% is applied, representing an approximately 19% discount to the reduced valuation figure; (iii) based upon the sensitivity analysis shown in the Fairness Opinion, the joint venture interest would have a value exceeding US$27 million (i.e. the lowest value below which it would require adjustments to the consideration being made) if a discount rate of not more than 24% is applied.

b) effects of the Proposal on the Company: the New China Hong Kong's opinion found that the joint venture interest was expected to contribute profit to the Company commencing in 1997. The net income after tax for the joint venture was expected by the management to be approximately RMB60.5 million, RMB46.4 million and RMB193.4 million for the years 1997, 1998 and 1999 respectively. Accordingly, the joint venture interest was expected to generate profit of approximately US$3.7 million, US$2.84 million and US$11.84 million at an exchange rate of one US dollar convertible into RMB8.33. Therefore, the acquisition would result in an increase in earnings (after deduction of the interest of the $30 million Note) for the Company starting from 1997.

        The Fairness Opinion used the following values, ranges and projections in its analysis. The net present value of the joint venture interest would have values ranging from US$27.2 million to US$44.1 million, at the range of a discount rate of 18% to 24%. The valuation was calculated by using the discount cash flow method and was based on the free income streams available for distribution and on a predetermined rate of return (the "discount rate"). These discount rates were applied to the projected net operating cash flows commencing from the year 1997 through 2023 (the expiration date of the joint venture).

        New China Hong Kong further noted that the discount rates required for similar toll roads projects by stock analysts for stock traded in Hong Kong were around 17% to 18%. The other comparable projects included Anhui Expressway Company Limited and Road Infrastructure Limited, both being the companies listed on The Stock Exchange of Hong Kong Limited. These projects are deemed comparable by New China Hong Kong because they are listed companies engaging in the holding, operation and development of toll highways in China.

        The Fairness Opinion also addressed the form of consideration, i.e. the Note, and the terms thereon, and went on to conclude that the conversion price of $0.0302 per share was substantially above the current price of the Company's Common Stock ($0.01 on November, 1996). The Fairness Opinion further concluded that the conversion of the Note would not result in any dilution to earnings per share of the Common Stock, since based on the consolidated financial statements of the Company as of December 31, 1995 (which reflect the financial condition of the Company before the acquisition of Acewin Profits Limited in February, 1996), total stockholders' equity amounted to approximately US$2.6 million, and based on the statements of operations of the Company for the same period, its net income was only US$28,000. Based on 81,806,198 shares of Common Stock outstanding, the net income per share was negligible and thus the conversion of the Note will not result in any meaningful dilution to earnings per share.

        The projections prepared by CSH in its internal report were used and relied upon by New China Hong Kong. These same projections were relied upon by the Board of Directors. The valuation of the Hangzhou Toll Road was calculated by using the discount cash flow method, which is based on the projected free income streams available for distribution (please see table below) and a required rate of return.


                         PROJECTED             PROJECTED
                         CASHFLOW              CASHFLOW
                      AFTER INTEREST        AFTER INTEREST
YEAR                       (RMB)                 (US$)
----                  --------------        --------------

1993                   (111,570,000)        (13,489,300)
1994                   (123,850,000)        (14,974,006)
1995                    (56,430,000)         (6,822,633)
1996                         50,000               6,045
1997                        (60,000)             (7,254)
1998                      2,000,000             241,809
1999                     13,560,000           1,639,463
2000                    110,001,000          13,299,601
2001                    208,000,000          25,148,108
2002                    163,180,000          19,729,174
2003                    206,780,000          25,000,605
2004                    235,270,000          28,445,170
2005                    192,360,000          23,257,164
2006                    206,050,000          24,912,344
2007                    220,093,000          26,610,204
2008                    236,990,000          28,653,125
2009                    254,350,000          30,752,025
2010                    273,110,000          33,020,191
2011                    285,720,000          34,544,795
2012                    298,990,000          36,149,196
2013                    312,890,000          37,829,767
2014                    327,560,000          39,603,434
2015                    342,870,000          41,454,480
2016                    359,040,000          43,409,503
2017                    375,970,000          45,456,414
2018                    393,760,000          47,607,303
2019                    409,500,000          49,510,337
2020                    409,500,000          49,510,337
2021                    409,500,000          49,510,337
2022                    409,500,000          49,510,337
2023                    205,000,000          24,785,395

*  The forecast was prepared based on an exchange rate of US$=Rmb 8.271

        The Fairness Opinion concluded that the terms of the proposed acquisition of Westronix by the Company were fair and reasonable to the Company.

DESCRIPTION OF BUSINESS OF HANGZHOU ZHONGCHE HUANTONG DEVELOPMENT CO., LTD.

Hangzhou Zhongche Huantong Development Co., Ltd. ("HZHD"), is the only operating subsidiary of the Company. Set forth below is the Company's organizational chart following the acquisition of Westronix.

          ------------------------
          Regal International Inc.
                (Delaware)
          ------------------------
                    |
                    |
                    |
                      100%
          ------------------------
             Westronix Limited
                  (BVI)
          ------------------------
                    |
                    |
                    |
                      100%
          ------------------------
             China Construction
              Holdings Limited
                (Hong Kong)
          ------------------------
                    |
                    |
                    |
                       51%
          ------------------------
             Hangzhou Zhongche
          Huantong Development Co.
                Ltd. (PRC)
          ------------------------

        HZHD has been established to develop the construction project called "Hangzhou Ring Road". The Hangzhou Ring Road is designed to direct the congested traffic both inside and outside the city of Hangzhou. The city of Hangzhou, which covers an area of approximately 16,000 square kilometers and has a population of approximately 5.6 million, is the capital of Zhejiang Province in China. The city is located about 150 kilometers from Shanghai and has experienced rapid growth in its light manufacturing industry in recent years, most notably in electronic instruments, refined chemicals, machinery and electrical appliances.

        Infrastructure projects, like Hangzhou Ring Road, became a priority to the government of China in recent years. According to directives of the 10- year program (1991 - 2000) of the government of China, one of its key national goals is to build more basic industry and infrastructure projects during the 1990s. Preference is given to the construction of the principal national trunk highways. In addition, highway construction in coastal regions is prioritized.

        The Hangzhou Ring Road was approved as a priority project by the Hangzhou Municipal Planning Committee in 1992. HZHD has registered capital of RMB 200 million and total investment of RMB 600 million. The Chinese partner contributed RMB 98 million by injecting the existing Class 2 toll road, and CCHL contributed RMB 102 million in cash. The principal asset of HZHD is its 100% interest in a 30-year joint venture consisting of the Hangzhou Ring Road, a three-section toll road surrounding the city of Hangzhou, which was completed in December, 1997. Two of the three sections of the road were already completed by the end of 1996.

        Hangzhou Ring Road is 38.2 km long and comprised of:

-13.2 km of existing Class 2 wide single carriageway linking Jichang (Airport) Road to Xiangfuqiao. The traffic capacity is estimated at about 20,000 vehicles per day (two way flow).

-25.0 km of Class 1 construction (6km of four-lane wide single carriageway with slow lanes and 19km of dual two-lanes with hard shoulders for emergency) including 21 bridges and three grade-separated junctions. The implementation of this section of the toll road consists of two phases: Northwest section (Xiangfuqiao to Liuxai, 13.7 km) which was completed in December, 1996 and West section (Liuxai to Lingjiaqiao, 11.3 km), which was completed in December, 1997.

This section encompasses extensive bridge works including:

     river crossing bridges
     bridges for road interchanges
     underpasses and underground crossings for pedestrians and vehicles

        The section of the road from Jichang Road to Xiangfuqiao is now in operation and has been generating revenues from toll collection from the toll plazas at Xiangfuqiao. The section from Xiangfuqiao to Liuxai was completed in 1996 and obtained approval from the government to collect tolls starting from March 1997. The section from Liuxai to Lingjiaqiao was completed in December, 1997 and toll collection should commence in early 1998, upon receiving approval from the PRC authorities. Upon full completion and after receiving the approval from PRC authorities, toll plazas are expected to operate at Xiangfuqiao (already in operation), Liuxai and Lingjiaqiao.

        The Company is currently in a process of installing electronic surveillance systems along with utilizing computerized toll collection systems and the manual collection of tolls in the toll plazas. The government of Zhejiang Province approved a toll increase of 100% for the newly completed second phase of the Hangzhou Ring Road, effective from March 1, 1997.

Overview of Transportation Infrastructure in China
--------------------------------------------------

        The earliest highway appeared in China at the beginning of this century. Up to the founding of the People's Republic of China in 1949, the country had merely 75,000 kilometers of highways, most of them cobblestone roads. During the second half of the century, however, highway construction in China experienced rapid development. By the end of 1995, total highway mileage had reached 1.14 million kilometers. So far, highways have extended to all provinces throughout the country, and 98 percent of China's townships and 80 percent of villages have bus service.

        China's highway construction after 1949 can be divided into three periods. The first period was between 1949 and 1957, when emphasis was put on filling in the main arteries of the country. The second period, 1958- 1980, experienced a rapid popularization of highways throughout the country.

        During this period highway mileage increased from 254,600 kilometers to 888,000 kilometers, and 90 percent of all counties and townships were made accessible by roads. In the third period, which started in 1981, China is seeking the popularization of highways with improvements in road quality. Priority is now given to the latter. With high grade highways and expressways being built in the remotest areas, highway construction in China entered a period of rapid development.

        Since the implementation of "reform and opening", along with the transition from a planned economy to a "socialist market economy", traffic between different cities and between urban and rural areas in China has increased. This has resulted in a sharp increase in demand for medium- and short-distance small-scale freight transport, a large increase in passenger flow and a steep rise in highway traffic. Many highways have actual traffic volumes of four to five times more than their designed capacity. Traffic congestion has become an outstanding bottleneck hindering economic development. To meet the need of rapid economic development, China's communication bureaus have shifted emphasis onto the economically developed regions where there are urgent traffic problems, constructing and renovating roads radiating from economic centers and coastal areas to neighboring and hinterland areas. At the same time, in line with the increase in traffic, highways connecting energy bases, harbors and large and medium-sized cities, tributary roads to railways, arteries connecting economic zones and important townships, tourist highways, and roads for poor areas transportation, are to be built or renovated. In addition, a certain number of expressways will be constructed according to necessity.

        Highways in China are no longer the cart roads of the old. They have become fully facilitated, with smooth surfaces and clear and neat traffic markings. Sichuan Province, which had very poor transportation, now has a complete transportation network. The expressway connecting Chengdu and Chongqing has reduced the time between the two cities to a little over three hours.

        Compared with the sharp increase in transportation volume, however, highway construction is still lagging behind. To solve this problem, the Chinese government has mapped out a long-term plan to improve the country's transportation network. The plan covers the construction of highways, waterway transportation network and related safety systems. According to the key highway construction projects in the plan, since 1990, construction has begun for 35,000 kilometers of highway network of 12 national arteries connecting Beijing and the provincial capitals, major cities, important communication hubs and key ports throughout the country to form a nationwide passageway for rapid transportation.

        These highway arteries will be composed mainly of expressways and grade-1 and grade-2 special roads, and will be well-equipped with complete safety, telecommunications and administration systems. With the help of modern traffic monitoring, all information relating to the traffic situation, accidents, road surface conditions and weather, will be fed back to a computer system in the traffic control center. Processed information will then be transmitted back and displayed on information panels erected along the roads.

Raw Materials
-------------

        The raw materials utilized by the Company in construction of the Hangzhou Ring Road consist mainly of cement, gravel and steel rebar. The third and final section of the Hangzhou Ring Road, currently under construction, is being built by a general construction firm hired by the Company. The general contractor is responsible for procuring all raw materials necessary for completion of the project, and has not experienced shortages of any raw materials.

        In general, the cement industry in China is competitive and supply shortages are rare. Since there is a lack of obvious product differentiation, manufacturers compete based primarily on price and timely delivery. Currently, there are approximately 7,700 cement plants in China, of which 67 are state-owned enterprises and are capable of producing high grade cement. The average annual output of these plants is approximately 660,000 tons. The production cost of cement in China varies with regions, ranging from RMB150 to RMB250 per ton. Fuel and electricity account for 40% of the total production cost, while labor accounts for only about 5% of the total production cost. Since 1993, the government has relaxed state control of cement prices and allowed cement prices to fluctuate according to market condition determined by demand and supply. The uneven distribution of resources and differences in the pace of economic development in different regions of China, result in the movement of cement prices. In the southeast coastal provinces and the Yangtze river valley, the average price is comparatively higher than the national level.

        Since 1978 the Chinese steel industry has grown rapidly. At the end of 1992 there were 1,744 iron and steel enterprises in China (including mining companies) and 3.8 million iron and steel workers as compared with 1,322 companies and 2.4 million workers in 1980. From 1980 through 1992, steel production increased at a compound annual growth rate of 6.7% with growth of 13.9% in 1992 and 16.2% in 1993. In 1994, with total steel production of 91.5 million tons, China became the world's second largest steel producer behind Japan.

        The rate of growth in steel production in China also increased. This accelerated growth is primarily due to the fact that, under China's new economic policies, demand for steel as a raw material for various industries for the building and rebuilding China's infrastructure has increased substantially. Furthermore, with changes in the pricing system, profitability has improved and production capacity has increased accordingly.

        Since 1980, steel-making technology in China has experienced significant improvements. Measures have been taken to modernize steel enterprises by merging and expanding existing facilities and improving and upgrading technologies. Although in the past three years the steel industry has grown rapidly with an annual average increase in production of 16%, domestic supply is still far from meeting demand. Therefore China must continue to import a certain amount of steel from foreign sources. During periods when importation is permitted the steel products producers in China generally experience decreased sales, as currently the Chinese steel industry cannot compete with producers of imported steel products with respect to price and, in some cases, quality.

Management and Employees
------------------------

        The Board of Directors of HZHD consists of seven members; three directors appointed by the Chinese partner and four directors appointed by the Hong Kong joint venture partner, CCHL. The General Manager, who reports directly to the Board of Directors of HZHD, is responsible for the day-to-day operations of the joint venture. HZHD employs approximately 140 employees on a full time basis.

Competition
-----------

        The Company's potential depends on its ability to identify and implement attractive transportation infrastructure development opportunities in China and to negotiate successfully to enter into joint ventures to develop or operate such projects. In this regard, the Company faces competition from infrastructure development businesses currently operating in China, and in addition from foreign investors who may wish to invest in infrastructure projects, thereby competing with the Company. With respect to transportation infrastructure projects such as toll roads, there is no assurance that alternate routes which avoid toll charges or charge lower toll will not be built.

        In late 1995, the Hangzhou section of the Shanghai-Hangzhou Expressway was opened. The Company expects, based on the report from its traffic consultant, that this would cause diversion of traffic from the Hangzhou Ring Road and would reduce the flow through the southern toll plaza of the Hangzhou Ring Road by approximately 30%. On the other hand, the opening of the north-western and western sections of the Hangzhou Ring Road would provide new traffic sources. Furthermore, the Hangzhou Ring Road will also be used by local traffic and as the city of Hangzhou develops, this component of traffic is expected to grow. In addition, on the opening of the north-western and western sections of the Hangzhou Ring Road, heavy vehicles will be discouraged from proceeding on the road going through the city, and thus diversion to the Hangzhou Ring Road can be expected to be high, since about half of the vehicles will be affected by the restrictions on entering Hangzhou.

        The Company is also facing competition from the Hangzhou section of the Shanghai - Ningbo Expressway, which was opened in 1996. The diversion of traffic from the Hangzhou Ring Road resulted in reduction of traffic volume from 6.1 million vehicles in 1995 to 5.2 million vehicles in 1996.

        The Company believes that, despite competition, the need of China for further transportation infrastructure projects will continue to provide development opportunities for the Company that will yield satisfactory return.

Research and Development
------------------------

        The Company did not engage in any research and development activities with respect to its infrastructure project in fiscal 1996.

Distributions From HZHD
-----------------------

        Applicable Chinese laws and regulations require that, before a Sino-foreign equity joint venture enterprise (such as the Operating Subsidiary) distributes profits to investors, it must: (1) satisfy all tax liabilities; (2) provide for losses in previous years; and (3) make statutory appropriations, in proportions determined at the sole discretion of the Board of Directors, to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund. Since the establishment of HZHD joint venture, each year the Company has generated profits. However, each year both joint venture partners have agreed to retain the profits within the joint venture. Such profits have been used to finance the cost of constructing the Hangzhou Toll Road, the final phase of which was completed in December, 1997.

Operating In China
------------------

        ECONOMIC POLICIES. General economic conditions in China could have a significant impact on the Company's Hangzhou Ring Road project. The economy of China differs in certain material respects from that of the United States, including its structure, level of development, capital reinvestment, growth rate, government involvement, resource allocation, rate of inflation and balance of payments position. Although the majority of China's productive assets are still owned by the State, the adoption of economic reform policies since 1978 has resulted in its' gradual reduction in the role of state economic plans, allocation of resources, pricing and management of such assets. The economic reform policies have increased emphasis on the utilization of market forces and rapid growth of the Chinese economy. The success of the Company's infrastructure project depends in part on the continued economic growth of China.

        MARKET DECLINE IN SOUTHEAST ASIA. Several countries in Southeast Asia, including Korea, Thailand and Indonesia, have experienced a significant devaluation of their currencies and a decline in the value of their capital markets. In addition, these countries have experienced a number of bank failures and consolidations. Because of the nature of the Company's business, the Company does not believe that the declines in Southeast Asia will have an adverse impact on its financial condition. No assurance can be given as that currency or other effects of the decline in Southeast Asia will not have a material adverse effect on the Company's business, financial condition and results of operations.

        INFLATION. The general inflation rate in China was approximately 21.7%, 14.8% and 6.3% per annum in 1994, 1995 and 1996 respectively. Accordingly, the Chinese government has taken steps to control inflation by means of credit restrictions and an increase in interest rates which, in turn, may lead to a slow down of the Chinese economy. In recent years, the Chinese economy has experienced periods of rapid economic growth as well as high rates of inflation, which in turn, has resulted in the adoption by the Chinese government from time to time of various corrective measures designated to regulate growth and contain inflation. Since 1993, the Chinese government has implemented an economic program to control inflation which has resulted in the tightening of credit available to Chinese state-owned enterprises.

        FOREIGN CURRENCY EXCHANGE. Prior to January 1, 1994, all foreign exchange transactions involving Renminbi ("Rmb") in China had to take place either through authorized financial institutions at the official exchange rate set by the State Administration of Exchange Control ("SAEC"), the department of the government of China responsible for foreign exchange administration or at local swap centers at exchange rates largely determined by supply and demand. However, transactions effected through swap centers still required the prior approval of the SAEC.

        On January 1, 1994, the government of China implemented a controlled floating exchange rate system based on market supply and demand and established a managed foreign exchange system. In place of the official rate and swap center rate, the People's Bank of China ("PBOC") now publishes a daily exchange rate (the "PBOC Exchange Rate") for Renminbi based on the previous day's dealings. The financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within a set range above or below the PBOC Exchange Rate, according to market conditions. In furtherance of these currency reforms, the China Foreign Exchange Trading Center ("CFETC") was formally established in Shanghai and came into operation in April 1994. The establishment of CFETC was originally intended to coincide with the phasing out of the swap centers. However, the swap centers have been retained as an interim measure and it is envisaged that the local centers will be phased out gradually.

        Currently, foreign investment enterprises ("FIE") in China (including Sino-foreign equity and cooperative joint ventures) are required to apply to the local bureau of the SAEC for "foreign exchange registration certificates for foreign investment enterprises". With such foreign exchange registration certificates (which are annually reviewed by the local bureau of the SAEC) or with the foreign exchange sales notice from the local bureau of the SAEC, FIEs may enter into foreign exchange transactions at the swap center, or in the future, through the unified market when all swap centers are connected to CFETC.

        On January 29, 1996, the State Council promulgated the regulations of China Regarding Foreign Exchange Control (the "Regulations") which came into effect on April 1, 1996. Pursuant to the Regulations, conversion of RMB into foreign exchange for the use of recurring items, including the distribution of dividends and profits to foreign investors of joint ventures, is permissible. FIEs are permitted to remit its foreign exchange from its foreign exchange bank account in China on the basis of the relevant joint venture contracts and the board resolution declaring the distribution of payment of the dividend, etc. Conversion of RMB into foreign exchange for capital items, such as direct investment, loans, security investment are still under control.

        The exchange rate between the Renminbi and the U.S. Dollar as quoted by the People's Bank of China ranged between Rmb 8.33 and Rmb 8.29 to $1.00 in 1996.

        LEGAL SYSTEM. Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been promulgated in China. The Chinese Constitution, adopted in 1989, authorizes foreign investment, and guarantees the "lawful rights and interests" of foreign investors in China. The trend of legislation over the past twelve years has significantly enhanced the protection afforded foreign investment and allowed for more active control by foreign parties of foreign investment enterprises in China.

        There can be no assurance, however, that the current trend and economic legislation toward promoting market reforms and experimentation will not be slowed, curtailed or reversed, especially in the event of a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life.

        Despite some progress in developing a legal system, China does not have a comprehensive system of laws. The interpretation of Chinese laws may be subject to policy changes reflecting domestic political factors. Enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation may be inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws or terms of contracts, leading to a higher than usual degree of uncertainty in the outcome of litigation. Even where adequate laws exist in China, it may be impossible to obtain swift and equitable law enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. As the Chinese legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors, such as the Registrant.

        HZHD's activities in China may be subject, in some cases, to administrative review and approval by various national, provincial and municipal authorities of the Chinese government. While China has promulgated an administrative procedural law permitting redress to the courts with respect to certain administrative actions, this law appears to be largely untested in its context.

Legal Structure of HZHD
-----------------------

        Hangzhou Zhongche Huantong Development Company, Ltd. was organized under Chinese law as a Sino-foreign equity joint venture enterprise, which is a distinct legal entity with limited liability. The term of HZHD joint venture is 30 years, after which time Hangzhou Ring Road, the only asset of the joint venture, will revert back to HZHD's Chinese partner. Such entities are governed by the Law of China on Joint Ventures Using Chinese and Foreign Investments and implementing regulations related thereto (the "Equity Joint Venture Law"). The parties to an equity joint venture have rights in the returns of the joint venture in proportion to the joint venture interests that they hold. The operations of equity joint ventures are subject to an extensive body of law governing such matters as formation, registration, capital contribution, capital distributions, accounting, taxation, foreign exchange, labor and liquidation. The transfer or increase of an interest in a Sino-foreign equity joint venture enterprise requires agreement among the parties to the venture and is effective upon the approval of relevant government agencies.

Taxation
--------

        A Sino-foreign equity joint venture with a term of 10 years or more, such as HZHD, and engaged in infrastructure construction is exempt from state income tax for the first two years after it attains profitability, and for three years thereafter it is eligible for a 50% reduction in the state income tax. HZHD will be fully exempted from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years.

Governance, Operations and Dissolution
--------------------------------------

        Governance, operations and dissolution of a Sino-foreign equity joint venture enterprise are governed by the Equity Joint Venture Law and by the parties' joint venture contract and the joint venture's articles of association. Pursuant to the joint venture contracts and articles of association of HZHD, it has a 30-year term and is governed by a Board of Directors consisting of seven members appointed for 4-year terms. CCHL appoints four directors, including the chairman, to HZHD, while the Chinese joint venture partner appoints the remaining three directors, including the Vice Chairman.

        The Board of Directors of HZHD exercises authority by majority vote over major corporate decisions, including the appointment of officers, strategic planning, budgeting, employee compensation and welfare and distribution of after-tax profits. Management of HZHD is conducted by a management committee headed by a General Manager and one or two Deputy General Managers, who act on behalf of HZHD pursuant to the direction and guidance of its Board of Directors.

        Pursuant to relevant Chinese Law, certain major actions of HZHD require unanimous approval by all the directors present at a meeting called to decide upon the following actions: amendments to its contract and articles of association; increases in, or assignment of, the registered capital of the joint venture; a merger of the joint venture with another entity; or dissolution of the enterprise.

        HZHD is subject to the Sino-foreign Equity Joint Venture Enterprise Labor Management Regulations. In compliance with these regulations, the management may hire and discharge employees and make other determinations with respect to wages, welfare, insurance and discipline of its employees.

        Pursuant to the Equity Joint Venture Law, Sino-foreign equity joint venture enterprises may be terminated in certain limited circumstances, including the inability of the enterprise to conduct its business owing to a breach by one of its parties, insolvency, force majeure, or confiscation of the enterprise's assets by the government. Upon termination, the Board of Directors establishes a liquidating committee to dissolve the enterprise, which dissolution is subject to government review and approval.

        Resort to Chinese courts to enforce a joint venture contract or to resolve disputes between the parties over the terms of the contracts is permissible. In practice, however, disputes between the parties are often resolved by negotiation. The Company believes that it has a good working relationship with its joint venture partner and that it will be able to reach agreements with it on business policies and decisions for HZHD.

Government Regulations
----------------------

        Any increase in toll rates proposed by HZHD is subject to approval by the Zhejiang Provincial Government and Hangzhou Municipal Government and City of Hangzhou Transportation Department. There are no assurances that such proposals will be approved by these government authorities. If such proposals are denied, toll revenues of HZHD may be affected.

        The government of Zhejiang Province has approved a toll increase of 100% for the newly completed second phase of Hangzhou Ring Road, effective from March 1, 1997.

Compliance with Environmental Laws
----------------------------------

        HZHD is not aware of any Chinese government environmental regulations which would have an adverse impact on the Company's operations.

DESCRIPTION OF PROPERTIES

        As of March 31, 1997, the Company had no office or facility for U.S. operations. The Company shares the office space at 52/F, Bank of China Tower, 1 Garden Road, Hong Kong and administrative support, with China Strategic Holdings Limited, a major shareholder of the Company ("CSH"). During fiscal year 1996, the Company was charged RMB 1.29 million by CSH as a management fee for the use of the office space and staff support.

        The land on which the Hangzhou Toll Road has been built, is owned by the PRC government. According to the PRC law, land may be leased (under land use rights) for certain periods of time to businesses. Therefore, the fact that the Hangzhou Toll Road does not have title but only a land use right is the norm in the PRC for businesses. While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all facilities would revert to the state in exchange for just compensation. Just compensation is calculated at the discretion of the relevant government authorities, since there is no statutory formula for determining such compensation, and no assurance can be given that such compensation would reflect the valuation of such facilities provided by the joint venture. Although management sees little risk in not having title to the land use rights, especially given the fact that new highway has been built on the land, no assurances can be given that such land use rights may be not be terminated by the PRC.

Legal Proceedings
-----------------

        Neither the Registrant nor its subsidiaries are a party to any material pending legal proceedings.

Material Contracts
------------------

        Other than disclosed in the Proxy Statement, there were no material contracts or negotiations during the period of time shown in the Financial Statements of the Registrant or Westronix, between the Registrant and Westronix (and/or their respective affiliates).

Market for Company's Common Stock
---------------------------------

        The Registrant's Common Stock was listed on the New York Stock Exchange("NYSE") (symbol : RGL) until December 7, 1994, at which time the NYSE suspended its trading since the Registrant did not meet the continued listing requirements. On February 9, 1995, the Common Stock was removed from registration and listing on the NYSE. The Registrant's Common Stock began trading on the NASD Electronic Bulletin Board since August 1995. The Company's Common Stock trades sporadically on the NASD's Bulletin Board. The following table sets forth the high and low prices of the Common Stock as reported in the consolidated transaction reporting system during the periods indicated:

    QUARTER ENDED           HIGH            LOW*
    -------------           ----            ----

   March 31,1996            0.0499          0.01
   June 30, 1996            0.1             0.01
   September 30, 1996       0.03            0.01
   December 31, 1996        0.03            0.001
   January 31, 1997         0.10            0.01
   March 31, 1997           0.01            0.01
   April 30, 1997           0.02            0.01
   December 31, 1997        0.05            0
   January 31, 1998         0               0
   February 28, 1998        0.02            0
   March 31, 1998           0               0

*  The low price reflects the average of the bid and asked prices.

        As of July 24, 1998, there were approximately 7,431 beneficial holders of record of the shares of the Registrant's Common Stock.

Dividend Policy
---------------

        The Registrant has never paid a cash dividend. It is the current policy of the Board to retain earnings, if any, to provide funds for the Company's operations. The payment of dividends is at the discretion of the Board, and dividends may be paid only out of current earnings and profits or retained earnings.

Statement re Accountants
------------------------

        The Company's accountants, Arthur Andersen & Co., are not expected to be present at the stockholders' meeting, although they will be presented an opportunity to attend such meeting and to make a statement, if they desire to do so. They are expected to be available to respond to any appropriate questions raised at the meeting via telephone at (852) 2852-0222.

SELECTED FINANCIAL DATA OF THE COMPANY

Selected Financial Data
-----------------------

        The following table presents the selected financial information of the Registrant as of and for the years ended December 31, 1995, 1996 and 1997 and for the quarter ended March 31, 1998 assuming that the Registrant had owned the shares of Westronix Limited in 1995. The information was extracted from the audited consolidated financial statements of Regal International, Inc. and subsidiaries prepared under US GAAP.

Summary of Financial Results - 1995, 1996 & 1997 and three months ended March 31, 1998

INCOME STATEMENT                  1995              1996              1997        3/31/98  3/31/97
----------------
(Amount in thousands)
                              RMB      USD      RMB      USD      RMB      USD      RMB      RMB
                              ---      ---      ---      ---      ---      ---      ---      ---

Toll revenue                37,206    4,472   38,463    4,640   45,100    5,447   10,673    9,502

Income from continuing
   operations               14,704    1,767    9,681    1,168  (11,237)  (1,357)  (1,890)  15,654

Net income/(loss)           14,939    1,796   11,876    1,433  (11,237)  (1,357) (10,681)   1,697


BALANCE SHEET                    1996              1997         MARCH 31, 1998
-------------
(Amount in thousands)
                              RMB      USD      RMB      USD      RMB      USD
                              ---      ---      ---      ---      ---      ---

Current assets              35,610    4,296   33,352    4,027   16,144    1,950

Total assets               656,911   79,242  794,536   95,958  782,630   90,897

Current liabilities        124,206   14,985   76,858    9,282   25,000    3,019

Long-term bank loans       179,500   21,652  342,799   41,400  343,299   41,461

Shareholders' equity       (82,298)  (9,927) (93,535) (11,296)(104,216) (12,586)

-------------------------

        (a) The U.S. dollar conversion translation amount have been translated using the unified exchange rate quoted by the Bank of China on December 31,1995, 1996 and 1997 of $1.00 =Rmb 8.32, $1.00 = Rmb 8.29 and $1.00 =
        Rmb 8.28 respectively. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at those rate on December 31, 1995, 1996 and 1997 or at any other certain rate.

DIVIDENDS

        Neither Westronix Limited nor the Company paid any cash dividends during the last three fiscal years.

EARNINGS PER SHARE


                     REGAL INTERNATIONAL, INC.(1)      Westronix Limited(2)
   12/31/94          0.012 Rmb                         17,717,000 Rmb
   12/31/95          0.014 Rmb                         15,019,000 Rmb
   12/31/96*         0.10  Rmb (US $0.01)              6,861,000 (3)
   12/31/97          0.14  Rmb (US $0.02)              Not applicable
    3/31/98         (0.13) Rmb (US $0.02)              Not applicable

*See footnote (3) below

BOOK VALUE PER SHARE


                     REGAL INTERNATIONAL, INC.(1)      WESTRONIX LIMITED(2)
   12/31/96          (1.01) Rmb (US $ (0.12))          43,921,000 Rmb(3)
   12/31/97          (1.14) Rmb (US $ (0.13))          Not applicable
    3/31/98          (1.27) Rmb (US $ (0.15))          Not applicable

-------------------------

(1)     Based on 81,806,198 shares outstanding.

(2)     Based on 1 share issued and outstanding

(3) With respect to Westronix Limited, earnings per share are provided for the six months period ended June 30, 1996. Westronix Limited was acquired by the Company in September, 1996.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATION

Overview
--------

        The year 1996 marked a substantial change in the business of the Company. In an effort to benefit from the growing Chinese economy, management decided to dispose of the oil exploration equipment supply operation and acquire the Hangzhou toll road in September of 1996. The Company had thereby redirected its focus from the US industrial product market to the infrastructure project investment in China.

        As of March 31, 1998, Regal International Inc. (the "Company") had the following subsidiaries (the Company together with its subsidiaries shall be collectively referred to as the "Group").

        Westronix Limited ("WL") - A holding company incorporated in the British Virgin Islands.

        China Construction Holdings Limited ("CCHL") - a company incorporated in Hong Kong, formally known as China Construction International Group Limited.

        Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou Toll Road"), a Sino- foreign equity joint venture located in Hangzhou, Zhejiang province.

Business
--------

        Hangzhou toll road has been established to develop the construction project called "Hangzhou Ring Road". The Hangzhou Ring Road is designed to direct the congested traffic outside the city of Hangzhou. The city of Hangzhou, which covers an area of approximately 16,000 square kilometers and has a population of approximately 5.6 million, is the capital of Zhejiang Province in China. The city is located about 150 kilometers from Shanghai and has experienced rapid growth in its light manufacturing industry in recent years, most notably in electronic instruments, refined chemicals, machinery and electrical appliances.

        The toll road is 38.2 km long and comprised of: 13.2 km of existing Class 2 wide single carriageway linking Jichang (Airport) Road to Xiangfuqiao. The traffic capacity is estimated at about 20,000 vehicles per day (two way flow).

        25.0 km of Class 1 construction (6km of four-lane wide single carriageway with slow lanes and 19km of dual two-lanes with hard shoulders for emergency) including 21 bridges and three grade-separated junctions. The implementation of this section of the toll road consists of two phases:
Northwest section (Xiangfuqiao to Liuxai, 13.7 km) which was completed in December, 1996 and West section (Liuxai to Lingjiaqiao, 11.3km), which was completed in December, 1997.

This section encompasses extensive bridge works including:

    river crossing bridges
    bridges for road interchanges
    underpasses and underground crossings for pedestrians and vehicles

        The section of the road from Jichang Road to Xiangfuqiao is now in operation and has been generating revenues from toll collection from the toll plazas at Xiangfuqiao. The section from Xiangfuqiao to Liuxai was completed in 1996 and obtained approval from the government to collect tolls starting from March 1997. The section from Liuxai to Lingjiaqiao was completed in December, 1997 and the toll collection is expected to commence in early 1998 upon receiving approval from the PRC authorities. Upon full completion and after receiving approval from the PRC authorities, toll plazas are expected to operate at Xiangfuqiao (already in operation), Liuxai and Lingjiaqiao. The Company is in a process of installing electronic surveillance systems along with utilizing computerized and manual toll collection systems in the toll plazas.

        Revenue contribution from the new section will further strengthen the profitability and liquidity position of the Company.

RESULTS OF OPERATION: SUMMARY FINANCIAL INFORMATION

                                                     THREE MONTHS
                                                    ENDED MARCH 31,
                                                    ---------------
                                                 1998           1997
                                                 ----           ----
                                                RMB'000        RMB'000

        Toll revenue                            10,673          9,502
        General and administrative expenses     10,551          3,702
        Interest income                             11            261
        Interest expense                        15,769          1,291
        Exchange (loss)/gain                       (17)            14
        Net (loss)/income                      (10,681)         1,697

Toll Revenue
------------

        Toll revenue increased by 12.3% or Rmb1,171,000 in the three months ended March 31, 1998 as compared with the same period in last year. This was primarily attributable to an increase in traffic volume by 21.7% from 944,000 vehicles for the first three months ended of 1997 to 1,149,000 vehicles for the first three months ended of 1998. Management is optimistic about the future revenue generation ability of Hangzhou toll road, particularly since the second and third phase of the toll road has been completed and will generate toll revenue in full capacity very soon.

General And Administrative Expenses
-----------------------------------

        During the three months ended March 31, 1998, general and administrative expenses increased by 185% to Rmb10,551,000 from Rmb3,702,000 for the three months ended March 31, 1997. This is due to the fact that additional depreciation of Rmb7.367 Million was provided in the Operating Subsidiary as the second and third phases of the toll road are now complete and in operation.

Interest Income
---------------

        Interest income was mainly derived from the US$900,000 note receivable.

Interest Expense
----------------

        As compared with last period, interest expense went up 1121% to Rmb 15.8 million. This is due to the fact that additional interest expense was incurred by the US$ 30 million convertible note. Also, as far as the Operating Subsidiary concerned, the interest expense increased significantly as interest expenses on bank loans to finance construction of the second phase and third phases of the toll road could no longer be capitalized in the period ended March 31, 1998.

Exchange Gain/(Loss)
--------------------

        Exchange gain/(loss) represents the favorable/(unfavorable) exchange difference arising from remeasurement of reporting currencies of the different companies within the Group into Renminbi, which is the Group's functional currency.

        The exchange rates for Renminbi against U.S. Dollars were 8.32, 8.29 and
8.28 for 1995, 1996 and 1997 respectively, representing an appreciation of Renminbi by 0.4% and 0.12% in 1996 and 1997 respectively, when comparing the exchange rate at the end of the year with the position at the beginning of the year. As a consequence, exchange loss aroused. The exchange loss for the three months period ended March 31, 1998 was Rmb17,000.

Net Loss
--------

        During the three months ended March 31, 1998, net income of the Company decreased by 729.4% to a net loss of Rmb10,681,000 from a profit of Rmb1,697,000 for the three months ended March 31, 1997. This was a direct result of increases in general and administrative expenses and interest expenses as mentioned above.

Liquidity and Capital Resources
-------------------------------

        For the three months ended March 31, 1998, net cash used in operating activities and investing activities was approximately Rmb26.8 million and Rmb0.5 million respectively. Net cash provided by financing activities amounted to Rmb
12.5 million, resulting in a net decrease in cash and cash equivalents of approximately Rmb3.7 million for the three months ended March 31, 1998.

        The Company has been able to generate sufficient cash for its working capital needs as management is optimistic about the future revenue generation ability of Hangzhou toll road, particularly since the second and third phases of the toll road have been completed and will generate toll revenue in full capacity very soon.

Effects of Inflation
--------------------

        The general inflation rate in terms of the Retail Price Index in China was approximately 14.8%, 6.3% and 0.8% for 1995, 1996 and 1997, respectively. Management believes that inflation has not had significant impact on the Operating Subsidiary.

RESULTS OF OPERATION - 1997 COMPARED TO 1996

SUMMARY FINANCIAL INFORMATION
-----------------------------
(Rmb in thousands)                      % CHANGE                      FROM
                                          1996          1997       PRIOR YEAR
                                      ------------      ----       ----------

Toll revenue                            38,463         45,100          17.3%

General and administrative expenses     15,419         32,951         113.7%

Interest income                            796          1,036          30.1%

Interest expenses                        1,023         23,735       2,220.0%

Exchange gain/(loss)                       350            (16)       (104.6%)

Net income/(loss)                       11,876        (11,237)       (194.6%)

Toll Revenue
------------

        Toll revenue increased 17.3% to Rmb 45.1 million in 1997 from Rmb 38.46 million in 1996. This was primarily attributable to an average increase of toll fees by approximately 41%, partially offset by a decrease in traffic flows. Competition from the Hangzhou section of the Shanghai - Ningbao Expressway, which was opened in last year, resulted in reduction of traffic volume from 5.2 million vehicles in 1996 to 4.3 million vehicles in 1997. The management believes the impact of the Shanghai- Ningbo Expressway on traffic flow has already been reflected in 1996 and 1997 and that further decrease in traffic volume is unlikely. Management is also optimistic about the future revenue generation ability of Hangzhou Toll Road when the final phase of the toll road had been completed at the end of 1997 and should start to generate revenues in the first half of 1998.

        The authority to approve toll collection rests with the Zhejiang Provincial authorities. Although the Registrant is not aware of any specific timetable of when the authorities will approve the collection of tolls, waiting several months for such an approval in the PRC is not uncommon. The Registrant believes that its positive working relationship with the relevant governmental authorities could be helpful in obtaining such approval at the earliest possible time.

General and Administrative Expenses
-----------------------------------

        As compared with last year, general and administrative expenses went up 113.7% to Rmb 33 million. This is due to the fact that additional depreciation of Rmb 14.77 million was provided in the Operating Subsidiary as the second phase of the toll road had been completed and used.

Interest Income
---------------

        Interest income arose mainly from the US$900,000 note receivable.

Interest Expenses
-----------------

        As compared with last year, interest expenses went up 2220% to Rmb 23.7 million. This is due to the fact that additional interest expenses were incurred by the US$ 30 million convertible note. Also, with respect to the Operating Subsidiary, the interest expenses were increased significantly as the bank loans were increased from Rmb 237.5 million in 1996 to Rmb 362.7 million in 1997 and interest expense on bank loans to finance construction of the second phase of the Toll Road could no longer be capitalized in 1997 as operation of the second phase commenced in the first quarter of fiscal 1997.

Exchange Gain/(Loss)
--------------------

        Exchange gain/(loss) represents the favourable/(unfavourable) exchange difference arising from remeasurement of reporting currencies of the different companies within the Group into Renminbi, which is the Group's functional currency.

        The exchange rates for Renminbi against U.S. Dollars were 8.32, 8.29 and
8.28 for 1995, 1996 and 1997 respectively, representing an appreciation of Renminbi by 0.4% and 0.12% in 1996 and 1997 respectively, when comparing the exchange rate at the end of the year with the position at the beginning of the year. As a consequence, exchange loss aroused. The exchange loss in the fiscal year ended December 31, 1997 was Rmb16,000.

Net Income/(Loss)
-----------------

        Net income fell 194.6% to net loss Rmb (11.2) million in 1997 from Rmb
11.9 million in 1996. This was attributable to the combined effect of the significant increase in depreciation expenses and interest expenses.

Liquidity and Capital Resources
-------------------------------

        In 1997, net cash used by operating activities and investing activities was approximately Rmb 0.3 million and Rmb 158.8 million respectively. Net cash provided by financing activities amounted to Rmb 157.6 million, resulting in a net decrease in cash and cash equivalents of Rmb 1.5 million.

        During the year, the Company incurred capital expenditures of Rmb 158.8 million which was financed through bank borrowings and loans from the Chinese joint venture partner amounting to Rmb 125 million and Rmb 31 million respectively. No financing agreements entered into in fiscal year 1997 impose any limitations on the Company's ability to borrow additional funds. This is primarily due to the close and informal relationships that the Operating Subsidiary maintains with its creditors, as is commonplace with formerly state-run enterprises in China.

        CSH undertook to provide continuing financial support to the Company to the extent of CSH's proportionate interest until December 31, 1997. The joint venture has been able to independently ( and without CSH's involvement) procure financing for the construction of the Toll Road and has not required any additional funds from CSH. CSH provided guaranty for $5 million loans to the joint venture, however, CSH did not provide any other direct contributions. After the completion of the construction of the Hangzhou Ring road, the Registrant does not expect a further need for the financing of large capital expenditures. Its future cash requirements are expected to be met by cash received from toll collection.

RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

        The Operating Subsidiary guaranteed bank borrowings of a related company of CSH in an amount of Rmb56 million and Rmb72.4 million as of December 31,1997 and March 31, 1998 respectively.

        CSH has undertaken to provide continuing financial support to the Company to the extent of CSH's interest in the Company for the period ending on December 31, 1998.

        The Company paid management fees of US$155,000 (Rmb1,288,000) to CSH during 1997 for administrative services rendered to the Company by CSH.

        Amounts due to immediate holding company represented interest payable on Convertible Note B mentioned in Note 1 to the Consolidated Financial Statements.

Effects of Inflation
--------------------

        The general inflation rate in terms of the Retail Price Index in China was approximately 14.8%,6.3% and 0.8% for 1995, 1996 and 1997 respectively. Management believes that inflation has not had significant impact on the Operating Subsidiary.

The Year 2000 Issue
-------------------

        The Company recognizes that the Year 2000 issue exists because many computer systems and application currently use two-digit date fields to designate a year. As the century date occurs, date sensitive computers will recognize the year 2000 at 1900 or not at all. The inability to recognize or properly treat the year 2000 may cause computers to process financial and operational information incorrectly. The Company is in the process of assessing the impact, if any, of the Year 2000 issue on its computers.

        The Company has not concluded yet its analysis of whether any modifications to its computers will be necessary. However, the Company believes that the estimated costs, if any, will not have a material impact on the Company's business or financial position.

RESULTS OF OPERATION - 1996 COMPARED TO 1995

SUMMARY FINANCIAL INFORMATION
-----------------------------                                       % CHANGE
(Rmb in thousands)                        1995          1996     FROM PRIOR YEAR
                                          ----          ----     ---------------

Toll revenue                          37,206        38,463             3.4%

General and
  administrative expenses             10,516        15,646            48.8%

Exchange gain                          1,101           350           (68.2%)

Net income                            14,939        11,876           (20.5%)

Toll Revenue
------------

        Toll revenue increased 3.4% to Rmb 38.5 million in 1996 from Rmb 37.2 million in 1995. This was primarily attributable to an average increase of toll fees by approximately 50%, partially offset by a decrease in traffic flows. Competition from the Hangzhou section of the Shanghai - Ningbo Expressway, which was opened this year, resulted in reduction of traffic volume from 6.1 million vehicles in 1995 to 5.2 million vehicles in 1996.

        The management believes the impact has already been reflected in 1996. Further decrease of vehicle flows is unlikely. Management is also optimistic about the future revenue generation ability of HZHD as the second phase of the toll road had been completed and started to collect toll revenue since March, 1997. The toll rates for the second phase is approximately double the toll rates for the first phase. In addition, the third and final phase of the toll road was completed in December, 1997 and should start to generate revenues in the 1998 fiscal year after obtaining approval from the PRC authorities.

General and Administrative Expenses
-----------------------------------

        As compared with last year, general and administrative expenses went up 48.8% to Rmb 15.6 million. This is due to the fact that additional professional fees were incurred in 1996 and additional interest expenses incurred by the US$
13.5 million convertible note in excess of the interest income generated from the US$900,000 note receivable. Also, a management fee of approximately US$155,000 has been charged by China Strategic Holdings Limited for the year. As far as the Operating Subsidiary is concerned, general and administrative expenses as a percentage of toll revenue remained flat and has remained around 28% for the past two years.

Exchange Gain
-------------

        Exchange gain represents the favorable exchange difference arising from remeasurement of reporting currencies of the different companies within the Group into Renminbi, which is the Group's functional currency. Upon year end revaluation of the amount payable to CSH, which were in terms of foreign currency, exchange gains were recorded in the past three years due to the continual strengthening of the Renminbi.

        The exchange rates for Renminbi against U.S. Dollars were 8.44, 8.32 and
8.29 of 1994, 1995 and 1996 respectively, representing an appreciation of Renminbi by 1.4% and 0.4% in 1995 and 1996 respectively, when comparing the exchange rate at the end of the year with the position at the beginning of the year. As a consequence, the exchange gain dropped substantially from Rmb 1.1 million a year earlier to Rmb 0.35 million this year.

Net Income
----------

        Net income fell 20.5% to Rmb 11.9 million in 1996 from Rmb 14.9 million in 1995. This was attributable to the combined effect of increased general and administrative expenses, a decrease in exchange gain and a loss from discontinued operations.

        Loss from discontinued operations represents the operating loss of Regal Rubber and Bell Petroleum up to the date of disposal which amounted to approximately Rmb 972,000. Net income in 1996 included a net gain on disposal of investment of approximately Rmb 3,730,000.

Liquidity and Capital Resources
-------------------------------

        In 1996, net cash provided by operating activities and financing activities was approximately Rmb 3.1 million and Rmb 171.3 million respectively. Net cash used in investing activities amounted to Rmb 175.1 million, resulting in a net decrease in cash and cash equivalents of Rmb 0.7 million.

        For the past three years, the Company had been able to generate sufficient cash for its working capital needs. Net cash provided by operating activities dropped substantially from Rmb 48.9 million in 1995 to Rmb 3.1million in 1996 principally due to the combination of increases in other receivables by approximately Rmb 13.4 million and a decrease in accounts payable by Rmb 11.4 million in 1996. The major contributor to the increase in other receivables was the notes receivable arising from the disposal of Regal Bell and Rubber to New Regal.

        During the year, the Company incurred capital expenditures of Rmb 216.9 million which was financed through bank borrowings and loans from the Chinese joint venture partner amounting to Rmb 140.0 million and Rmb 30.8million respectively.

        As of December 31 1996, the Operating Subsidiary had outstanding capital commitments for construction contracts of approximately Rmb 91.8 million. The Operating Subsidiary has been able to raise funds from banks to finance the construction of the second and third phases of the toll road , which are expected to be completed by the end of fiscal year 1997. Hangzhou Toll Road will collect toll revenue from all three phases of the toll road. Given its sound credit history and good banking relationships, management believes that the Operating Subsidiary will have access to adequate borrowing facilities to meet its cash requirements in the foreseeable future.

        In general, there are no restrictions with respect to the Company and its Operating Subsidiary to incur additional debts for financing capital expenditures. However, the Operating Subsidiary being a PRC entity is required to seek approval from the State Administration of Foreign Exchange, if it is to accept loans or incur debts in US dollars or other foreign currencies. The Company does not foresee any major limitations in this requirement. There are no restrictions on the Company's further pledge of its assets.

        At the end of 1996, there were cash and cash equivalents total to US$2,587,000 which comprised of approximately US$1.1 million at the corporate level and US$1.5 million at the Operating Subsidiary level.

        CSH undertook to provide continuing financial support to the Company to the extent of CSH's proportionate interest until December 31, 1997. The joint venture has been able to independently ( and without CSH's involvement) procure substantially all financing for the construction of the Toll Road and has not required any additional funds from CSH. CSH provided guaranty for $5 million loans to the joint venture, however, CSH did not provide any other direct contributions.

Effects of Inflation

        The general inflation rate in terms of the Retail Price Index in China was approximately 21.7%, 14.8%, and 6.3% for 1994, 1995 and 1996 respectively. Management believes that inflation has not had a significant impact on the Operating Subsidiary. Inflation has resulted in upward pressure on wages and salaries for employees and other operating expenses at the Operating Subsidiary. However, management does not expect inflation to have a material effect on profit margins and income, since it has been able to pass on such cost increments to toll road users by increasing toll rates.

RESULTS OF OPERATION - 1995 COMPARED TO 1994

SUMMARY FINANCIAL INFORMATION
-----------------------------                                       % CHANGE
(Rmb in thousands)                        1994          1995     FROM PRIOR YEAR
                                          ----          ----     ---------------

Toll revenue                            37,614         37,206         (1.1%)

General and administrative expenses      9,616         10,516          9.4%

Exchange gain                            3,154          1,101        (65.1%)

Net income                              12,790         14,939         16.8%

Toll Revenue
------------

        Toll revenue decreased slightly by 1.1% to Rmb 37.2 million in 1995 from Rmb 37.6 million in 1994. There was no material change in toll fees and traffic volume during the year.

General and Administrative Expenses
-----------------------------------

        General and administrative expenses went up 9.4% to Rmb 10.5 million. As a percentage of toll revenue, these costs also increased from 25.6% in 1994 to 28.3% in 1995 which was caused by the slight increase of the operation of Hangzhou Toll Road during 1995.

Exchange Gain
-------------

        Exchange gain represents the favorable exchange difference arising from remeasurement of reporting currencies of the different companies within the Group into Renminbi, which is the Group's functional currency. Upon year end revaluation of the amount payable to CSH, which were in terms of foreign currency, exchange gains were recorded in the past two years due to the continual strengthening of the Renminbi.

        The appreciation of the Renminbi in 1995 had slowed down as compared with the magnitude of upward movement in 1994. As a result, exchange gains in 1995 fell to Rmb 1.1 million from Rmb 3.2 million in 1994. Net Income

        Net income increased 16.8% to Rmb 14.9 million in 1995 from Rmb 12.8 million in 1994. This was mainly due to income of approximately Rmb 235,000 from the discontinued operations as recorded in 1995, versus a loss of approximately Rmb 4.6 million from discontinued operations recorded in 1994.

Liquidity and Capital Resources
-------------------------------

        In 1995, net cash provided by operating activities and financing activities was approximately Rmb 48.9 million and Rmb 69.4 million respectively. Net cash used in investing activities amounted to Rmb 167.1 million, resulting in a net decrease in cash and cash equivalents of Rmb 48.8 million.

        The Company was able to generate sufficient cash for its working capital needs. Net cash provided by operating activities increased substantially from approximately Rmb 36.1 million in 1994 to approximately Rmb 48.9 million in 1995, principally due to an increase in accounts payable of Rmb 20.4 million and partially offset by the reduction in operating income of Rmb 2.7 million in 1995.

        During 1995, the Company incurred capital expenditures of Rmb 166.2 million. Funds for capital expenditure primarily came from bank borrowings and cash provided by operating activities.

        As of December 31, 1995, the Operating Subsidiary had outstanding capital commitments for construction contracts of approximately Rmb 228.3 million. The Operating Subsidiary was able to raise sufficient funds from banks to finance its projects. Given its sound credit history, future cash generating ability and superior banking relationships, management believes that the Operating Subsidiary will have access to adequate borrowing facilities to meet its cash requirements in the foreseeable future.

Financial Statements and Supplementary Data
-------------------------------------------

        The Financial Statements and Supplementary Data for the Company for the three months period ended March 31, 1998 (unaudited) and for the three years ended December 31, 1997, 1996 and 1995 (audited) are set forth hereto and made a part hereof.

                         UNAUDITED FINANCIAL STATEMENTS


                FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 1998

                                       OF

                            REGAL INTERNATIONAL, INC.



                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
             -------------------------------------------------------
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
               --------------------------------------------------
      (Amounts in thousands, except number of shares and per share data )



                                                        March       March       March
                                                      31, 1998    31, 1998    31, 1997
                                                    ----------- ----------- -----------
                                                        US$         Rmb         Rmb
Toll revenue                                            1,289      10,673       9,502

General and administrative expenses                    (1,274)    (10,551)     (3,702)

Interest income                                             1          11         261

Interest expense                                       (1,905)    (15,769)     (1,291)

Exchange (loss)/gain                                       (2)        (17)         14
                                                   ----------- ----------- -----------
     (Loss)/income from continuing
       operations before income
       taxes and minority interest                     (1,890)    (15,654)      4,784
Provision for income taxes                                  -           -           -
                                                   ----------- ----------- -----------
     (Loss)/income from continuing
       operations before minority
       interest                                        (1,890)    (15,654)      4,784
Minority interests                                        600       4,972      (3,087)
                                                   ----------- ----------- -----------

     Net (loss)/income                                 (1,290)    (10,681)      1,697
                                                   =========== =========== ===========

(Loss)/Earning per common share (Basic):
     - from continuing operations                       (0.02)      (0.13)       0.02
                                                   =========== =========== ===========

Earnings per common share (Fully diluted):
     - from continuing operations                         N/A         N/A        0.00
                                                   =========== =========== ===========

Weighted average common
shares outstanding                                 81,806,198  81,806,198  81,806,198
                                                   =========== =========== ===========


Translations of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on March 31, 1998 of US$1.00 = Rmb8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on March 31, 1998 or at any other certain rate.


The accompanying notes are an integral part of these consolidated statements of income.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------
                      AS OF MARCH 31, 1998 (UNAUDITED) AND
                        AS OF DECEMBER 31, 1997 (AUDITED)
       (Amounts in thousands, except number of shares and per share data)
                                                     March         March
                                                   31, 1998      31, 1998
                                                 ------------  ------------
                                                      US$           Rmb
ASSETS
------

   CURRENT ASSETS
      Cash and cash equivalents                        1,950        16,144
      Prepayments and deferred expenses                  141         1,167
      Other receivables and other current assets       1,430        11,839
                                                 ------------  ------------
   TOTAL CURRENT ASSETS                                3,521        29,150

Prepayments for construction-in-progress                 100           830
Property, plant and equipment, net                    90,897       752,630
                                                 ------------  ------------
   TOTAL ASSETS                                       94,518       782,610
                                                 ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

   CURRENT LIABILITIES
      Long-term bank loans - current portion           3,019        25,000
      Accounts payable                                 1,669        13,818
      Accrued expenses and other payables              2,637        21,836
      Taxes other than income                             14           116
      Due to immediate holding company                 1,878        15,549
      Due to related company                               6            52
                                                 ------------  ------------
   TOTAL CURRENT LIABILITIES                           9,223        76,371
                                                 ------------  ------------
Long-term loans                                       41,461       343,299
Convertible note payable                              30,145       249,600
Due to Chinese joint venture partner                   9,190        76,091
Due to China Strategic Holdings Ltd.                     435         3,599
Minority interests                                    16,650       137,866

   SHAREHOLDERS' EQUITY:
Common stock                                             822         6,806
Additional paid-in capital                             1,905        15,773
Accumulated deficit                                  (15,313)     (126,795)
                                                 ------------  ------------
   TOTAL SHAREHOLDERS' EQUITY                        (12,586)     (104,216)
                                                 ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            94,518       782,610
                                                 ============  ============


Translations of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on March 31, 1998 of US$1.00 = Rmb8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on March 31, 1998 or at any other certain rate.

The accompanying notes are an integral part of these consolidated balance sheets.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------
          CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
          -----------------------------------------------------------
                   FOR THE THREE MONTHS ENDED, 1998 AND 1997
                             (Amounts in thousands)

                                                                 1998           1998           1997
                                                             ------------   ------------   ------------
                                                                 US$            Rmb             Rmb
Cash flows from operating activities:
    Net (Loss)/Income
       (Loss)/Income from continuing operations                   (1,290)       (10,681)         1,697
    Adjustments to reconcile net (loss) income to
    net cash used in operations:
       Minority interests                                           (600)        (4,972)         3,087
       Depreciation and amortization                                 987          8,176          1,208
    Decrease (Increase) in assets:
       Prepayments and deferred expenses                              14            119           (186)
       Other receivables and other current assets                     42            351            462
    (Decrease) Increase in liabilities:
       Accounts payable                                           (1,256)       (10,405)         4,298
       Accrued expenses and other payables                           (69)          (579)       (52,460)
       Taxes other than income                                        (4)           (29)             2
                                                             ------------   ------------    -----------

Net cash used in operating activities                             (2,176)       (18,020)       (41,892)
                                                             ------------   ------------   ------------

Cash flows from investing activities
    Prepayments for construction-in-progress                           -              -          2,775
    Acquisition of property, plant and equipment                     (55)          (452)        (4,955)
                                                             ------------   ------------   ------------

Net cash used in investing activities                                (55)          (452)        (2,180)
                                                             ------------   ------------   ------------

Cash flows from financing activities
    Proceeds of bank loans                                           664          5,500         54,500
    Due to related companies                                           2             14              -
    Due to Chinese joint venture partner                             449          3,715            563
    Due to China Strategic Holdings Limited                          666          5,512           (106)
                                                             ------------   ------------   ------------

Net cash provided by financing activities                          1,781         14,741         54,957
                                                             ------------   ------------   ------------

Net (decrease) increase in cash and cash equivalents               (450)        (3,731)        10,885
Cash and cash equivalents, at beginning of period                  2,400         19,875         21,443
                                                             ------------   ------------   ------------
Cash and cash equivalents, at end of period                        1,950         16,144         32,328
                                                             ============   ============   ============

Translations of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on March 31, 1998 of US$1.00 = Rmb8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on March 31, 1998 or at any other certain rate.

The accompanying notes are an integral part of these consolidated balance sheets.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                                   (UNAUDITED)
                                   -----------

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES
    -------------------------------------

    Regal International, Inc. ("Regal" or the "Company") was incorporated in the State of Delaware, the United States of America and is listed on the National Association of Securities Dealers ("NASD") over-the-counter market with an authorized share capital of US$1.5 million or 150 million shares of US$0.01 each.

    Pursuant to an acquisition agreement dated February 8, 1996 between Regal, Acewin Profits Limited ("Acewin"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a company incorporated in Hong Kong and listed on the Stock Exchange of Hong Kong Limited, Regal acquired all the issued and outstanding shares of Acewin at a consideration of US$13.5 million satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note A") by Regal to Horler Holdings Limited ("Horler"), a British Virgin Islands company and a wholly-owned subsidiary of CSH, bearing interest at 9% per annum after an initial 6-month interest-free period. Acewin was a wholly-owned subsidiary of CSH before the transfer and Acewin's sole asset was a 55% equity interest in Wuxi CSI Vibration Isolator Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong Company, China Machine (Holdings) Limited.

    On February 15, 1996, CSH appointed three directors to fill vacancies on the Board of Directors created by the resignation of three out of the five directors of Regal effective on the date of consummation of the transaction whereby Regal acquired all the outstanding share capital of Acewin. On March 8, 1996, Horler purchased 40,500,000 shares of common stock representing 49.51% of the then issued and outstanding share capital of Regal from a major shareholder of the Company thus becoming its major and controlling shareholder.

    Pursuant to a purchase agreement dated September 11, 1996 between Regal, an unrelated company incorporated in the Netherlands and CSH, Regal sold all the issued and outstanding shares of Acewin at a consideration of US$13.95 million. The proceeds were then used to repay the Convertible Note A principal of US$13.5 million, on September 13, 1996. The realized gain of US$450,000 on the disposal of Acewin was included as "Net gain on disposal of investment" in the Company's consolidated statements of income for the year ended December 31, 1996.

    Pursuant to another asset purchase agreement (the "Agreement") dated February 8, 1996 between Regal and Regal (New) International, Inc. ("New Regal"), the Company sold and transferred the operating assets and real property of Regal existing as at January 31, 1996 to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities of Regal, other than the Convertible Note A.

    Pursuant to the Agreement, the US$2.5 million portion of the purchase price was paid as follows: US$800,000 in cash and the balance by delivery of two promissory notes, one in the principal amount of US$900,000 (the "US$900,000 Note") and the second in the principal amount of US$800,000 (the "US$800,000 Note"). The US$900,000 Note bears interest at 9% per annum and is payable in sixty equal monthly installments of principal and interest. The US$800,000 Note bears no interest and is due and payable in one installment on January 31, 2001. The realized loss in connection with this transaction amounted to approximately US$69,000 and has been included as part of "Loss from discontinued operations" in the Company's consolidated statements of income for the year ended December 31, 1996.

    Pursuant to an acquisition agreement dated September 10, 1996 between Regal, Westronix Limited ("Westronix"), a wholly owned subsidiary of CSH, and CSH, Regal acquired all the issued and outstanding shares of Westronix at a consideration of US$30 million satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note B") by Regal to Horler bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note B can be converted into shares of the Common Stock of Regal ("Common Stock") at a conversion price of US$0.0302 per share. On conversion, CSH would hold approximately 96.16% of the outstanding shares of the Company. Westronix's sole asset is a 51% equity interest in Hangzhou Zhongche Huantong Development Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Construction International Group Limited (name changed to "China Construction Holdings Limited" on December 5, 1996).

    During 1997, Horler agreed to reduce the interest rate of the convertible Note B from 9% to 5% per annum for the year ended December 31, 1997.

    As of March 31, 1998, the Company had the following subsidiaries:

    Westronix Limited ("Westronix") - a holding company incorporated in the British Virgin Islands.

    China Construction Holdings Limited ("CCIG") - a company incorporated in Hong Kong.

    Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou Toll Road"), a Sino-foreign equity joint venture located in Hangzhou, Zhejiang Province, the People's Republic of China "the PRC".

    The Company holds a 100% interest in Westronix, which was incorporated on July 3, 1996 with an authorized share capital of 50,000 shares with a par value of US$1 each. At the time of incorporation, one share was issued to CSH, representing a 100% interest in Westronix. The one share issued to CSH was subsequently transferred to Regal pursuant to a shareholder's resolution dated September 10, 1996. Westronix, holds a 100% interest in CCIG which in turn holds a 51% interest in Hangzhou toll road. Westronix's interest in CCIG and Hangzhou toll road was transferred from CSH pursuant to a shareholders' resolution dated August 28, 1996.

    Hangzhou toll road is a Sino-Foreign equity joint venture enterprise established on June 23, 1993, which formally began business operations in September 1993 in the City of Hangzhou, Zhejiang Province in the People's Republic of China (the "PRC"). The total cash consideration paid by CCIG for its interest in Hangzhou toll road amounted to Rmb102 million. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH had been used to finance the construction of second and third phases of the toll road (the "CIP Projects"). The "CIP Projects" had been completed at the end of fiscal year 1997.

    Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government, Hangzhou City Transportation Department and the Zhejiang Provincial Government. However, there is no assurance that any proposal for a toll rate increase will be approved by these government authorities. If such proposals are denied, profit margins of the Operating Subsidiary could be reduced.

    Key provisions of the joint venture agreement of Hangzhou toll road include:

    - -   the joint venture period is 30 years from the date of formation;

    - - the profit and loss sharing ratio is the same as the percentage of equity interest; and

    - - the Board of Directors consists of 7 members: 4 designated by CCIG and 3 designated by Hangzhou City Transportation Development Company.

    The acquisition of the Operating Subsidiary by CCIG was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

2.   BASIS OF PRESENTATION
     ---------------------

    The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

    The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following :

    - -  Provision of depreciation on roads and bridges.

    - - Recognition of toll revenue on the accrual basis and upon the commencement of operations. Under PRC GAAP, the profit from toll operations has been deferred until the entire toll road is completed.

    Under PRC GAAP, toll revenue was recognized on receipt basis but the toll operating profit (representing toll revenue less all operating expenses) was offset against construction-in-progress each year, as agreed with the local PRC government authority, until the commencement of operation of the entire toll road. Under US GAAP, toll revenue was also recognized on the receipt basis, however, the toll operating profit is recorded in the statement of income. This different from the accounting treatment under PRC GAAP.

    The transfer of CSH's equity interests in CCIG to Westronix and the transfer of CSH's equity interests in Westronix to Regal were accounted for as reorganizations of companies under common control, similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfers of CSH's interests in CCIG to Westronix and in Westronix to Regal as if they had occurred on the date of formation of the Operating Subsidiary, June 23, 1993. The acquisition of the Operating Subsidiary was financed by advances from CSH. In 1996, the advances payable to CSH amounted to Rmb 96,419,000 in relation to the above acquisition was capitalized and treated as an increase in additional paid-in capital. In addition, due to the specific requirements of the U.S. GAAP for transfers of assets between entities under common control, the difference of Rmb147.6 million between the historical cost of the investment of CSH in Hangzhou toll road and the Company's acquisition cost was treated as a deemed dividend paid to CSH in 1993. This has resulted in the Company recording total shareholders' deficit of RMB93,535,000 and RMB104,216,000 as at December 31,1997 and March 31, 1998 respectively. CSH has committed to provide continuing financial support to the Company to the extent of CSH's interest in the Company for a period ending on December 31, 1998.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

    a.  Basis of Consolidation
        ----------------------

        The consolidated financial statements include the financial statements of the Company and its majority owned and controlled subsidiaries. All material inter company balances and transactions have been eliminated on consolidation.

    b.  Toll Revenue
        ------------

        Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3% of the gross toll receipts.

    c.  Cash and Cash Equivalents
        -------------------------

        Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less. Cash and cash equivalents included United States Dollar deposits of US$1,200,000 (Rmb9,937,000) and US$1,234,000 (Rmb10,218,000)
        as of December 31, 1997 and March 31,1998 respectively.

    d.  Property, Plant and Equipment
        -----------------------------

        Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of fixed assets. The estimated useful lives are as follows:

                      Roads and bridges                          30 years
                      Buildings                                  20 years
                      Machinery and equipment                    5 years
                      Motor vehicle                              5 years
                      Furniture, fixtures and office equipment   5 years
                      Safety equipment                           8 years

        Construction in progress ("CIP" see Note 4) represents plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income ), arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb35,613,000 for the year ended December 31, 1997. No interest was capitalized for the period ended March 31, 1998.

        The Operating Subsidiary retains the ownership interest in the road and bridges constructed during the joint venture period of 30 years from the date of formation. Upon expiration of the joint venture period, in accordance with the joint venture agreement, the roads and bridges owned by the Operating Subsidiary will be surrendered to the Chinese joint venture partner.

        The Company recognizes an impairment loss on a fixed asset when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

    e.  Taxation : Income Taxes
        -----------------------

        No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings of the subsidiaries and/or losses of the Operating Subsidiary has been provided as the earnings of the subsidiaries have been reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

        Westronix was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands laws, Westronix is not subject to tax on income or on capital gains.

        The Company and its subsidiaries provide for Hong Kong profits tax on the basis of their income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries have had no profits assessable for Hong Kong profits tax purposes.

        Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of not less than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempt from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

        If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb10,176,000 and Rmb10,696,000 and net income of the Company would have been reduced by Rmb5,050,000, Rmb5,190,000 and Rmb5,455,000 for the years ended 1996 and 1997 respectively (See Note 13). No income taxes would have been recorded for the three months ended March 31, 1998 as Operating Subsidiary was incurred tax losses.(See Note 14).

        The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

    f.  Taxation : Business Tax
        -----------------------

        In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax ("CICT"). Under these new tax regulations, the Operating Subsidiary is subject to a business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

    g.  Foreign Currency Translation
        ----------------------------

        The functional currency of the group and the Company is Renminbi. The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. Non-monetary assets and liabilities are translated at the unified exchange rates prevailing at the time the assets or liabilities were acquired The resulting exchange differences are included in the determination of income.

        The Company's registered capital is denominated in the United States Dollar and its reporting currency is Renminbi. For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the unified exchange rate as of December 31, 1995.

        The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a Foreign Exchange Adjustement Center (a "swap center"). Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers ( the "swap center rates" ) were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

        Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

        The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1996 and 1997 and March 31, 1998 were as follows :

                                            1996       1997       1998
                                            ----       ----       ----
                   Rmb equivalents of US$1
                   Official exchange rate   N/A        N/A        N/A
                   Unified exchange rate    8.29       8.28       8.28
                   Shanghai swap center     8.29       8.28       8.28
                   rate

    h.  Dedicated Capital
        -----------------

        In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to the dedicated capital. For the period from January 1, 1994 to March 31, 1998, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.

    i.  Use of Estimates
        ----------------

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain
                                      -10-
        reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    j.  (Loss)/Earning per common share
        -------------------------------

        The calculation of basic loss or earning per common share is based on the weighted average number of common shares outstanding during the period ended March 31, 1997 and 1998. The calculation of fully diluted earnings per common share is based on the common shares outstanding during the three months ended March 31, 1997 and March 31, 1998 adjusted for the assumed conversion of the Company's US$30 million convertible Note B as mentioned in Note 1 above and exercise of the stock options mentioned in Note 11.

        The number of shares used in the computation was as follows:

                                                    1997             1998
                                                    ----             ----
             Basic EPS computation                  81,806,198       81,806,198
             Fully diluted EPS computation          81,806,198       81,806,198


    k.  Fair value of financial instruments
        -----------------------------------

        The Company values its financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments". The Estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

        The carrying amounts of cash and cash equivalents and long-term debt are reasonable estimates of their fair value. The interest rates on the Company's long-term debt approximate that which would have been available at March 31, 1998 for debt of similar remaining maturity.

4.   PROPERTY, PLANT AND EQUIPMENT
     -----------------------------
                                                 March 31,        December  31,
                                                   1998               1997
                                             ---------------     ---------------
                                                  Rmb'000             Rmb'000

   Road and bridges                                 763,053             763,053
   Buildings                                          2,033               2,033
   Machinery and equipment                            4,018               3,998
   Motor vehicles                                     3,328               3,328
   Furniture, fixtures and office equipment              59                  59
   Safety equipment                                  14,129              14,129
   Construction-in-progress                           7,472               4,520
   Less : Accumulated depreciation                  (41,462)            (30,766)
                                             ---------------     ---------------
               Net book value                       752,630             760,354
                                             ===============     ===============

    The Operating Subsidiary retains the ownership interest in the road and bridges constructed during the joint venture period of 30 years from the date of formation. Upon expiration of the joint venture period, in accordance with the joint venture agreement, the roads and bridges owned by the Operating Subsidiary will be surrendered to the Chinese joint venture partner.

5.  LONG-TERM BANK LOANS
    --------------------

    Long-term bank loans, all of which are unsecured, bear average interest rates of approximately 14.25% as of December 31, 1997 and 13.04% as of March 31, 1998 and are repayable as follows:


                                         March 31,        December 31,
                                           1998               1997
                                     ---------------    ---------------
                                         Rmb'000             Rmb'000

                    1998                     20,000             20,000
                    1999                     85,000            104,500
                    2000                    120,500            100,000
                    2001                     92,931             82,936
                    2002                     49,868             49,863
                    2003                          -              5,500
                                     ---------------    ---------------
                                            368,299            362,799
                                     ===============    ===============


    All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb347.799 million as of December 31,1997 and Rmb315.5 million as of March 31, 1998 respectively are guaranteed by a related company.

6.  DISTRIBUTION OF PROFITS
    -----------------------

    Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of March 31, 1998, the Operating Subsidiary had no available retained earnings for distribution.

    In the opinion of management, any undistributed earnings of the Operating Subsidiary have been reinvested and will continue to be reinvested indefinitely.

7.  PROVISION FOR INCOME TAXES
    --------------------------

    The reconciliation of the effective income tax rate based on income before provision for income taxes and minority interests stated in the consolidated statements of operation to the statutory income tax rate in Hong Kong, the British Virgin Islands, the PRC and the U.S. is as follows:


                                                   March 31,      December 31,
                                                     1998             1997

     Weighted average statutory tax rate              33.0%              33.0%
     Effect of tax holiday                           (33.0%)            (33.0%)
                                                ------------       ------------

     Effective tax rate                                   -                  -
                                                ============       ============

     Provision for income taxes consists of:

                                                   March 31,       December 31,
                                                    1998              1997
                                                   Rmb'000          Rmb'000

     Current                                              -                  -
     Deferred                                        10,344              8,765
     Adjustment of valuation allowance              (10,344)            (8,765)
                                                ------------       ------------

                                                          -                  -
                                                ============       ============

The valuation allowance refers to the portion of the deferred tax assets that are not currently realizable. The realization of these benefits depends upon the ability of the Company to generate income in future years. No provision or benefit for deferred income taxes was recognized in December 31, 1997 and March 31, 1998.

8.  RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
    -------------------------------------------

    The Operating Subsidiary guaranteed bank borrowings of a related company of CSH in an amount of Rmb56 million and Rmb72.4 million as of December 31, 1997 and March 31, 1998 respectively.

    CSH has undertaken to provide continuing financial support to the Company to the extent of CSH's interest in the Company for the period ending on December 31, 1998.

    The Company paid management fees of US$155,000 (Rmb1,288,000) to CSH during 1997 for administrative services rendered to the Company by CSH.

    Amounts due to immediate holding company represented interest payable on Convertible Note B mentioned in Note 1.

9.  DUE TO CHINESE JOINT VENTURE PARTNER
    ------------------------------------

    The amount due to Chinese joint venture partner as at December 31, 1997and March 31, 1998 represented money borrowed from the Chinese joint venture partner to finance the CIP projects.

    These amounts are unsecured, bear interest at commercial rate and have no fixed repayment date.

10. RETIREMENT PLANS
    ----------------

    As stipulated by the regulations of the Chinese government, all of the local staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% of the basic salary of the staff. The expense reported in the consolidated financial statements related to these arrangements was Rmb31,000 and Rmb49,000 for the three months ended March 31, 1997 and 1998 respectively.

11. STOCK OPTIONS
    -------------

    The following tables summarize the movement of share options of the Company.

    During 1987 and 1988, the Company issued five-year Common Stock options in conjunction with its financing activities to various promissory note holders and other selected creditors. During 1989, the Company issued five and ten-year stock options in an additional financing and extension of debt.

       COMMON STOCK OPTIONS
                                                      1998              1997
                                                ---------------  ---------------
       Shares under option as at January 1,            150,000          150,000
       Issued                                                -                -
       Expired                                               -                -
                                                ===============  ===============
       Shares under option as at March 31,             150,000          150,000
                                                ===============  ===============

       Average exercise price of outstanding            $0.156           $0.156
       options
                                                ===============  ===============

       Exercisable at end of period                    150,000          150,000
                                                ===============  ===============

12. OTHER SUPPLEMENTAL INFORMATION
    ------------------------------

a) The following items are included in the consolidated statements of operations:

                                    March 31,            March 31,
                                      1998                 1997
                               -----------------    ------------------
                                      Rmb                   Rmb
      Business tax                          330                   475

13. CONTINGENCY
    -----------

    The Operating Subsidiary has obtained an approval from the local government to offset the toll revenue collected from the first and second phase of the toll road against the construction-in-progress balances under PRC GAAP until the CIP Projects are completed. Thus the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements during 1993 to 1997. The company plans to record the net profits offset against the construction-in-progress account during 1993 to 1997 as income for statutory purposes during 1998 and 1999 fiscal years (i.e. the first two exemption years of the tax holiday). The plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb5 million and Rmb 5.3 million for the years ended 1996 and 1997 may arise. In the opinion of management, it is unlikely that a liability will arise.

                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ===========================================



                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------

                        AS OF DECEMBER 31, 1996 AND 1997
                        --------------------------------

                         TOGETHER WITH AUDITORS' REPORTS
                         -------------------------------

                                     ARTHUR
                                    ANDERSEN
                                                  ------------------------------
                                                  Arthur Andersen & Co.
                          Certified Public Accountants
                                                  ------------------------------
                                                  25/F., Wing On Centre
                                                  111 Connought Road Central
                                                  Hong Kong


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO REGAL INTERNATIONAL, INC.:



We have audited the accompanying consolidated balance sheets of Regal International, Inc. and its subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the years ended December 31, 1995, 1996 and 1997, expressed in Chinese Renminbi. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regal International, Inc. and its subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1995, 1996 and 1997 in conformity with generally accepted accounting principles in the United States of America.



/s/ Arthur Andersen & Co.


Hong Kong,
April 3, 1998.

REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
------------------------------------------


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
              ----------------------------------------------------

  (Amounts in thousands, except number of shares and earnings per common share)

                                                                  Years ended December 31,
                                                -------------------------------------------------------------
                                                     1995           1996            1997            1997
                                                --------------- --------------  --------------  -------------
                                                     Rmb             Rmb             Rmb              US$

Toll revenue                                            37,206         38,463          45,100          5,447

General and administrative expenses                    (10,516)       (15,419)        (32,951)        (3,980)

Interest income                                              -            796           1,036            125

Interest expense                                             -         (1,023)        (23,735)        (2,866)

Exchange gain                                            1,101            350             (16)            (2)
                                                --------------- --------------  --------------  -------------

         INCOME (LOSS) FROM CONTINUING
           OPERATIONS BEFORE INCOME TAXES AND
           MINORITY INTERESTS                           27,791         23,167         (10,566)        (1,276)

Provision for income taxes                                   -              -               -              -
                                                --------------- --------------  --------------  -------------

         INCOME FROM CONTINUING OPERATIONS
           BEFORE MINORITY INTERESTS
                                                        27,791         23,167         (10,566)        (1,276)

Minority interests                                     (13,087)       (13,486)           (671)           (81)
                                                --------------- --------------  --------------  -------------

         INCOME FROM CONTINUING OPERATIONS
                                                        14,704          9,681         (11,237)        (1,357)

Net gain on disposal of investment                           -          3,730               -              -

Income (Loss) from discontinued operations                 235         (1,535)              -              -
                                                --------------- --------------  --------------  -------------

         NET INCOME                                     14,939         11,876         (11,237)        (1,357)
                                                =============== ==============  ==============  =============

Earnings per common share:
    - from continuing operations                          0.18           0.16           (0.14)         (0.02)
    - from discontinued operations                           -          (0.01)              -              -
                                                --------------- --------------  --------------  -------------
                                                          0.18           0.15           (0.14)         (0.02)
                                                =============== ==============  ==============  =============

Earnings per common share (Diluted):
    - from continuing operations                          0.01           0.01           (0.14)             -
    - from discontinuing operations                          -              -               -              -
                                                =============== ==============  ==============  =============
                                                          0.01           0.01           (0.14)             -
                                                =============== ==============  ==============  =============
Weighted average number of common shares
    outstanding                                     81,806,198     81,806,198      81,806,198     81,806,198
                                                =============== ==============  ==============  =============

Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on December 31, 1997 of US$1.00 = Rmb8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1997 or at any other certain rate.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------


                        CONSOLIDATED BALANCE SHEETS AS OF
                        ---------------------------------

                           DECEMBER 31, 1996 AND 1997
                           --------------------------

         (Amounts in thousands, except number of shares and share data)

                                                                     Years ended December 31,
                                                      ------------------------------------------------------
                                                            1996               1997               1997
                                                      -----------------  -----------------  ----------------
                                                            Rmb                Rmb                 US$
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                    21,443             19,875             2,400
   Prepayments and deferred expenses                               469              1,286               155
   Other receivables and other current assets                   13,698             12,191             1,472
                                                      -----------------  -----------------  ----------------

TOTAL CURRENT ASSETS                                            35,610             33,352             4,027
                                                      -----------------  -----------------  ----------------

Prepayments for construction-in-progress                         9,942                830               100
Property, plant and equipment, net                             611,359            760,354            91,831
                                                      -----------------  -----------------  ----------------

TOTAL ASSETS                                                   656,911            794,536            95,958
                                                      =================  =================  ================

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
   Long-term bank loans - current portion                       58,000             20,000             2,415
   Accounts payable                                              9,767             24,223             2,925
   Accrued expenses and other payables                          56,325             31,240             3,773
   Taxes other than income                                         114                145                18
   Due to immediate holding company                                  -              1,212               146
   Due to related companies                                          -                 38                 5
                                                      -----------------  -----------------  ----------------

TOTAL CURRENT LIABILITIES                                      124,206             76,858             9,282
                                                      -----------------  -----------------  ----------------

Long-term bank loans                                           179,500            342,799            41,400
Convertible note payable                                       249,600            249,600            30,145
Due to Chinese joint venture partner                            41,318             72,376             8,741
Due to China Strategic Holdings Limited                          2,418              3,600               435
Minority interests                                             142,167            142,838            17,251

Contingency (Note 13)

SHAREHOLDERS' DEFICIT

Common stock, par value US$0.01 each; 150,000,000
   shares authorized; 81,806,198 shares outstanding
                                                                 6,806              6,806               822
Additional paid-in capital                                      15,773             15,773             1,905
Accumulated deficit                                           (104,877)          (116,114)          (14,023)
                                                      -----------------  -----------------  ----------------

TOTAL SHAREHOLDERS' DEFICIT                                    (82,298)           (93,535)          (11,296)
                                                      -----------------  -----------------  ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                    656,911            794,536            95,958
                                                      =================  =================  ================

Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on December 31, 1997 of US$1.00 = Rmb8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1997 or at any other certain rate.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
              ----------------------------------------------------

                             (Amounts in thousands)

                                                                           Years ended December 31,
                                                         --------------------------------------------------------------
                                                             1995            1996             1997            1997
                                                         --------------  --------------  --------------  --------------
                                                              Rmb             Rmb             Rmb             US$
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)
       Income (loss) from continuing operations                 14,704           9,681         (11,237)         (1,357)
       Net gain on disposal of investment                            -           3,730               -               -
       Income (Loss) from discontinued operations                  235          (1,535)              -               -
    Adjustments to reconcile net income to net cash provided by (used in)
       operating activities:
       Minority interests                                       13,087          13,486             671              81
       Depreciation and amortization                             4,298           4,117          18,885           2,281
       Loss on disposal of fixed assets                             19               -               -               -
    (Increase) Decrease in assets:
       Prepayments and deferred expenses                           146             (18)           (817)            (99)
       Other receivables and other current assets                 (239)        (13,397)          1,507             182
    Increase (Decrease) in liabilities:
       Accounts payable                                         20,355         (11,428)         14,456           1,746
       Accrued expenses and other payables                      (3,708)         (1,570)        (25,085)         (3,029)
       Due to immediate holding company                              -               -           1,212             146
       Taxes other than income                                      (7)              7              31               4
                                                         --------------  --------------  --------------  --------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             48,890           3,073            (377)            (45)
                                                         --------------  --------------  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Prepayments for construction-in-progress                       (982)         19,846               -               -
   Acquisition of property, plant and equipment               (166,230)       (216,912)       (158,768)        (19,175)
   Changes in net assets of discontinued operations                 80          21,949               -               -
                                                         --------------  --------------  --------------  --------------

NET CASH USED IN INVESTING ACTIVITIES                         (167,132)       (175,117)       (158,768)        (19,175)
                                                         --------------  --------------  --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds of bank loans                                     117,445         140,000         188,299          22,741
    Repayment of bank loans                                    (55,945)              -         (63,000)         (7,609)
    Due to related companies                                    (1,000)         (1,500)             38               5
    Due to Chinese joint venture partner                        10,500          30,818          31,058           3,751
    Due to China Strategic Holdings Limited                     (1,601)          1,997           1,182             143
                                                         --------------  --------------  --------------  --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                       69,399         171,315         157,577          19,031
                                                         --------------  --------------  --------------  --------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                      (48,843)           (729)         (1,568)           (189)

Cash and cash equivalents, at beginning of year                 71,015          22,172          21,443           2,589
                                                         --------------  --------------  --------------  --------------

Cash and cash equivalents, at end of year                       22,172          21,443          19,875           2,400
                                                         ==============  ==============  ==============  ==============


Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on December 31, 1997 of US$1.00 = Rmb8.28. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1997 or at any other certain rate.


                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------


           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
              ----------------------------------------------------

                 (Amounts in thousands, except number of shares)



                             Shares of
                            Common Stock

                            (US$0.01 par    Preferred and      Additional
                               value)        Common Stock       Paid-in       Accumulated
                                                                Capital         Deficit            Total
                           ---------------  ---------------  --------------- ---------------  ---------------
                               Number            Rmb              Rmb             Rmb                Rmb
BALANCE AT
   DECEMBER 31, 1994           81,806,198            6,806          (80,646)       (131,692)        (205,532)

Net income                              -                -                -          14,939           14,939
                           ---------------  ---------------  --------------- ---------------  ---------------

BALANCE AT
   DECEMBER 31, 1995           81,806,198            6,806          (80,646)       (116,753)        (190,593)

Contributed by China
   Strategic Holdings
   Limited ("CSH") (see
   Notes 2 & 12)                        -                -           96,419               -           96,419

Net income                              -                -                -          11,876           11,876
                           ---------------  ---------------  --------------- ---------------  ---------------

BALANCE AT
   DECEMBER 31, 1996           81,806,198            6,806           15,773        (104,877)         (82,298)

Net loss                                -                -                -         (11,237)         (11,237)
                           ---------------  ---------------  --------------- ---------------  ---------------

BALANCE AT
   DECEMBER 31, 1997           81,806,198            6,806           15,773        (116,114)         (93,535)
                           ===============  ===============  =============== ===============  ===============



                   REGAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   ------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                 (Amounts in thousands, except number of shares,
                   per share data and unless otherwise stated)



1.  ORGANIZATION AND PRINCIPAL ACTIVITIES
-----------------------------------------


Regal International, Inc. ("Regal" or the "Company") was incorporated in the State of Delaware, the United States of America and is listed on the National Association of Securities Dealers Automated Quotations ("NASDAQ") with an authorized share capital of US$1,500 or 150 million shares of US$0.01 each.

Pursuant to an Acquisition Agreement dated February 8, 1996 between Regal, Acewin Profits Limited ("AP"), a British Virgin Islands corporation and China Strategic Holdings Limited ("CSH"), a company incorporated in Hong Kong and listed on the Stock Exchange of Hong Kong Limited, Regal acquired all the issued and outstanding shares of AP at a consideration of US$13.5 million satisfied through the issuance of a US$13.5 million Convertible Note (the "Convertible Note A") by Regal to Horler Holdings Limited ("Horler"), a Hong Kong company and a wholly-owned subsidiary of CSH, bearing interest at 9% per annum after an initial 6-month interest-free period. AP was a wholly-owned subsidiary of CSH before the transfer and AP's sole asset was a 55% equity interest in Wuxi CSI Vibration Isolator Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Machine (Holdings) Limited.

On March 8, 1996, Horler purchased 40,500,000 shares of common stock representing 49.51% of the then issued and outstanding share capital of Regal from a major shareholder of the Company thus becoming its major and controlling shareholder.

Pursuant to a Purchase Agreement dated September 11, 1996 between Regal, an unrelated company incorporated in the Netherlands and CSH, Regal sold all the issued and outstanding shares of AP at a consideration of US$13.95 million. The proceeds were then used to repay the Convertible Note A principal of US$13.5 million, on September 13, 1996. The realized gain of US$450 on the disposal of AP has been included as part of "Net gain on disposal of investment " in the Company's consolidated statements of operations for the year ended December 31, 1996.

---------------------------------------------------


Pursuant to another Asset Purchase Agreement ("the Agreement") dated February 8, 1996 between Regal and Regal (New) International, Inc. ("New Regal"), the Company sold and transferred the operating assets and real property of Regal existing as of January 31, 1996 to New Regal in exchange for US$2.5 million and New Regal's assumption of all liabilities incurred, accrued or arising from the Operations of Regal prior to the closing date of this transaction, other than the Convertible Note A.

Pursuant to the Agreement, the US$2.5 million portion of the purchase price was paid as follows: US$800 in cash and the balance by delivery of two promissory notes, one in the principal amount of US$900 (the "US$900 Note") and the second in the principal amount of US$800 (the "US$800 Note"). The US$900 Note bears interest at 9% per annum and is payable in sixty equal monthly installments of principal and interest. The US$800 Note bears no interest and is due and payable in one installment on January 31, 2001. The realized loss in connection with this transaction amounted to approximately US$69 and has been included as part of "Income (Loss) from discontinued operations" in the Company's consolidated statements of operations for the year ended December 31, 1996.

Pursuant to an Acquisition Agreement dated September 10, 1996 between Regal and Westronix Limited ("WL"), a wholly owned subsidiary of CSH, Regal acquired all the issued and outstanding shares of WL at a consideration of US$30 million to be satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note B") by Regal to Horler bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note B can be converted into shares of the Common Stock of Regal ("Common Stock") at a conversion price of US$0.0302 per share. On conversion, CSH would hold approximately 96.16% of the outstanding shares of the Company. WL's sole asset is a 51% equity interest in Hangzhou Zhongce Huantong Development Co. Ltd., a Sino-foreign equity joint venture incorporated in the People's Republic of China, held through an intermediate Hong Kong company, China Construction Holdings Limited.

During 1997, Horler agreed to reduce the interest rate of the convertible Note B from 9% to 5% per annum for the year ended December 31, 1997.

As of December 31, 1997, the Company had the following subsidiaries:

Westronix Limited ("WL") - a holding company incorporated in the British Virgin Islands.

China Construction Holdings Limited ("CCHL") - a company incorporated in Hong Kong, formerly known as China Construction International Group Limited.

Hangzhou Zhongce Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou toll road"), a Sino-foreign equity joint venture located in Hangzhou, Zhejiang Province, the People's Republic of China ("the PRC").

The Company holds a 100% interest in WL. WL holds a 100% interest in CCHL which in turn holds a 51% interest in Hangzhou toll road.

---------------------------------------------------


Hangzhou toll road is a Sino-foreign equity joint venture enterprise established on June 23, 1993, which formally began business operations in September 1993 in the PRC. The total cash consideration paid by CCHL for its interest in Hangzhou toll road amounted to Rmb102,000. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH will be used to finance the construction of the second and third phases of the toll road (the "CIP Projects") which were completed by the end of fiscal year 1997. Hangzhou toll road will collect toll from all three phases of the toll road starting in 1998.

Key provisions of the joint venture agreement of Hangzhou toll road include:

*     the joint venture period is 30 years from the date of formation;

* the profit and loss sharing ratio is the same as the percentage of equity interest; and

* the Board of Directors consists of 7 members : 4 designated by CCHL and 3 designated by Hangzhou City Transportation Development Company.

The acquisition of the Operating Subsidiary by CCHL was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of operations from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

Hangzhou toll road operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

POLITICAL ENVIRONMENT

The value of the Company's interests in the Operating Subsidiary may be adversely affected by changes in policies by the Chinese government including, among others: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

ECONOMIC ENVIRONMENT

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

---------------------------------------------------

The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for the Operating Subsidiary and the Company.

In recent years, the PRC economy has experienced periods of rapid economic expansion and high rates of inflation. More recently, it has been exposed to the economic crisis in Asia. The central government has from time to time adopted various measures designed to stabilize the economy, regulate growth and contain inflation. All such economic events and measures could adversely affect the Group's results of operations and expansion plans.

FOREIGN CURRENCY EXCHANGE

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Operating Subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. The Operating Subsidiary's source of income, toll revenue, is denominated in Renminbi. Revenue and profits have to be converted to United States Dollars or Hong Kong Dollars to pay dividends to the Company. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits measured in foreign currency and reduce the foreign currency that could be repatriated by the Operating Subsidiary to the Company. The Company currently is not able to hedge its Renminbi - United States Dollar exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institutions authorized to engage in foreign exchange transactions offer forward exchange contracts.

LEGAL SYSTEM

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

TOLL REVENUE


Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government and Hangzhou City Transportation Department. However, there is no assurance that proposed increases will be approved by these government authorities. If such proposals are denied, profit margins of the Operating Subsidiary could be reduced.

2.  BASIS OF PRESENTATION
-------------------------

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following:

*   Provision of depreciation on roads and bridges.

* Recognition of profit from toll operations on the accrual basis and upon the commencement of operations. Under PRC GAAP, the profit from toll operations has been deferred until the entire toll road is completed.

Under PRC GAAP, toll revenue was recognized on receipt basis but the toll operating profit (representing toll revenue less all operating expenses) was offset against construction-in-progress each year, as agreed with the local PRC government authority, until the commencement of operation of the entire toll road. Under US GAAP, toll revenue was also recognized on the receipt basis, however, the toll operating profit is recorded in the statement of income. This is different from the accounting treatment under PRC GAAP. The transfer of CSH's equity interests in CCHL to WL and the transfer of CSH's equity interests in WL to Regal were accounted for as reorganizations of companies under common control similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfers of CSH's interests in CCHL to WL and in WL to Regal as if they had occurred on the date of formation of the Operating Subsidiary, June 23, 1993. The acquisition of the Operating Subsidiary was financed by advances from CSH. In 1996, the advances payable to CSH in relation to the above acquisition were capitalized and treated as an increase in additional paid-in capital. Due to the specific requirements of U.S. GAAP for transfers of assets between entities under common control, the difference of Rmb147,600 between the historical cost of the investment of CSH in Hangzhou toll road and the Company's acquisition cost was treated as a deemed dividend paid to CSH in 1993. This has resulted in the Company recording total shareholders' deficit of RMB82,298 and RMB93,535 as at December 31, 1996 and 1997 respectively. CSH has committed to provide continuing financial support to the Company to the extent of CSH's interest in the Company for a period ending on December 31, 1998.

Regal's acquisition of CSH's interests in AP and its subsequent disposal have been accounted for using the purchase method of accounting. The results of operations of AP and its subsidiaries have not been consolidated into the financial statements for the year ended December 31, 1996 given the temporary nature of the holding.

Income from the historical operations of Regal for the years ended December 31, 1995 and 1996, which included income from oilfield, marine rubber, custom molded and safety devices, has been reclassified as "Income (Loss) from discontinued operations" in the consolidated statements of operations as a result of the disposal of the related net assets to New Regal in 1996.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------

a.  BASIS OF CONSOLIDATION
    ----------------------

    The consolidated financial statements include the financial statements of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated on consolidation.

b.  TOLL REVENUE
    ------------

    Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3.0% of the gross toll receipts.

c.  CASH AND CASH EQUIVALENTS
    -------------------------

    Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less. Cash and cash equivalents included United States Dollar deposits of US$1,078 (Rmb8,967) and US$1,200 (Rmb9,937) as of December 31, 1996 and 1997
    respectively.

d.  PROPERTY, PLANT AND EQUIPMENT
    -----------------------------

    Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight-line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of the assets. Depreciation of fixed assets commences when commercial operations related to the fixed assets begin. The estimated useful lives are as follows:

         Roads and bridges                                     30 years
         Buildings                                             20 years
         Machinery and equipment                                5 years
         Motor vehicles                                         5 years
         Furniture, fixtures and office equipment               5 years
         Safety equipment                                       8 years

    Construction-in-progress ("CIP" see also Note 4) represents new roads and bridges under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income), arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb25,035 and Rmb35,613 for the years ended December 31, 1996 and 1997.

--------------------------------------------------------

d.  PROPERTY, PLANT AND EQUIPMENT  (CONT'D)
    ---------------------------------------

    The Company recognizes an impairment loss on a fixed asset when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

    The Operating Subsidiary retains the ownership interest in the road and bridges constructed during the joint venture period of 30 years from the date of formation. Upon expiration of the joint venture period, in accordance with the joint venture agreement, the roads and bridges owned by the Operating Subsidiary will be surrendered to the Chinese joint venture partner.

e.  TAXATION: INCOME TAXES
    ----------------------

    No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings of the subsidiaries and/or losses of the Operating Subsidiary has been provided as the earnings of the subsidiaries have been reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

    WL was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands laws, WL is not subject to tax on income or on capital gains.

    The Company and its subsidiaries provide for Hong Kong profits tax on the basis of their income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries have had no profits assessable for Hong Kong profits tax purposes.

    Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of more than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempted from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

--------------------------------------------------------

e.  TAXATION: INCOME TAXES  (CONT'D)
    --------------------------------

    If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb9,901, Rmb10,176 and Rmb10,696 and net income of the Company would have been reduced by Rmb5,050, Rmb5,190 and Rmb5,455 for the years ended December 31, 1995, 1996 and 1997 respectively (See Note 13).

    The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

f.  TAXATION: BUSINESS TAX
    ----------------------

    In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax ("CICT"). Under these new tax regulations, the Operating Subsidiary is subject to business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

g.  FOREIGN CURRENCY TRANSLATION
    ----------------------------

    The functional currency of the group and the Company is Renminbi.

    The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

            The Company's registered capital is denominated in the United States Dollars and its reporting currency is Renminbi.For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the unified exchange rate as of December 31, 1995.

--------------------------------------------------------

g.  FOREIGN CURRENCY TRANSLATION  (CONT'D)
    --------------------------------------

    The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a swap center. Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers (the "swap center rates") were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

    Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

    The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1995, 1996 and 1997 were as follows:

                                                   1995       1996       1997
                                                 --------   --------   --------

          Rmb equivalents of US$1
              Official exchange rate                N/A        N/A       N/A
              Unified exchange rate                8.32       8.29      8.28
              Shanghai swap center rate            8.32       8.29      8.28

h.  DEDICATED CAPITAL
    -----------------

    In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to dedicated capital. For the period from January 1, 1995 to December 31, 1997, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.

--------------------------------------------------------

i.  USE OF ESTIMATES
    ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

j.  EARNINGS PER COMMON SHARE
    -------------------------

    The calculation of basic earnings per common share is based on the weighted average number of common shares outstanding during the year ended December 31, 1995, 1996 and 1997. The calculation of diluted earnings per common share is based on the common shares outstanding during the years ended December 31, 1995, 1996 and 1997 adjusted for the assumed conversion of the Company's US$30 million convertible Note B as mentioned in Note 1 above and exercise of the stock options mentioned in Note 11.

    The number of shares used in the computation was as follows:

                                  1995               1996              1997
                             ---------------   ---------------   ---------------

    Basic EPS computation        81,806,198        81,806,198        81,806,198

    Diluted EPS computation   1,076,293,694     1,075,293,694        81,806,198

k.  FAIR VALUE OF FINANCIAL INSTRUMENTS
    -----------------------------------

    The Company values its financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

    The carrying amounts of cash and cash equivalents, and long-term debt are reasonable estimates of their fair value. The interest rates on the Company's long-term debt approximate that which would have been available at December 31, 1997 for debt of similar remaining maturity.

4.  PROPERTY, PLANT AND EQUIPMENT
---------------------------------

                                                 December 31,       December 31,
                                                     1996               1997
                                                 ------------       ------------
                                                     Rmb                 Rmb

Roads and bridges                                    110,784            763,053
Buildings                                                148              2,033
Machinery and equipment                                3,804              3,998
Motor vehicles                                         3,084              3,328
Furniture, fixtures and office equipment                  38                 59
Safety equipment                                           -             14,129
Construction-in-progress                             505,734              4,520
LESS: Accumulated depreciation                       (12,233)           (30,766)
                                                 ------------       ------------

Net book value                                       611,359            760,354
                                                 ============       ============



5.  LONG-TERM BANK LOANS
    --------------------

Long-term bank loans, all of which are unsecured, bear average interest rates of approximately 14.66% and 14.25% as of December 31, 1996 and 1997 respectively and are repayable as follows:


                                                 December 31,       December 31,
                                                     1996               1997
                                                 ------------       ------------
                                                     Rmb                 Rmb

1997                                                  58,000                  -
1998                                                  25,000             20,000
1999                                                  54,500            104,500
2000                                                  45,000            100,000
2001                                                  55,000             82,936
2002                                                       -             49,863
2003                                                       -              5,500
                                                 ------------       ------------
Total                                                237,500            362,799
                                                 ============       ============

All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb159,500 and Rmb347,799 as of December 31, 1996 and 1997 respectively are guaranteed by related companies.

6.  DISTRIBUTION OF PROFITS
---------------------------

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of December 31, 1997, the Operating Subsidiary had no available retained earnings for distribution.

In the opinion of management, any undistributed earnings of the Operating Subsidiary will continue to be reinvested indefinitely.



7.  PROVISION FOR INCOME TAXES
------------------------------

The reconciliation of the effective income tax rate based on income before provision for income taxes and minority interests stated in the consolidated statements of operations to the statutory income tax rate in Hong Kong, the British Virgin Islands, the PRC and the U.S. is as follows:

                                               1995         1996         1997
                                            ----------   ----------   ----------

Weighted average statutory tax rate             31.6%        35.5%        33.0%
Effect of tax holiday                          (31.6%)      (35.5%)      (33.0%)
                                            ----------   ----------   ----------

Effective tax rate                                 -            -            -
                                            ==========   ==========   ==========

Provision for income taxes consists of:

                                                1995        1996         1997
                                            ----------   ----------   ----------
                                                Rmb          Rmb          Rmb

Current                                             -            -            -
Deferred                                            -        2,082        8,765
Adjustment of valuation allowance                   -       (2,082)      (8,765)
                                            ----------   ----------  -----------

                                                    -            -            -
                                            ==========   ==========  ===========

The valuation allowance refers to the portion of the deferred tax assets that are not currently realizable. The realization of these benefits depends upon the ability of the Company to generate income in future years. No provision or benefit for deferred income taxes was recognized in 1995, 1996 and 1997.

8.  RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
-----------------------------------------------

The Operating Subsidiary guaranteed bank borrowings of a related company of CSH in an amount of Rmb75,000 and Rmb56,000 as of December 31, 1996 and 1997 respectively.

The Company paid management fees of US$155 (Rmb1,284) and US$155 (Rmb1,284) to CSH during 1996 and 1997 for administrative services rendered on behalf of the Company by CSH.

Amounts due to immediate holding company represented interest payable on Convertible Note B mentioned in Note 1.



9.  DUE TO CHINESE JOINT VENTURE PARTNER
----------------------------------------

Balances due to the Chinese joint venture partner as of December 31, 1996 and 1997 represented amounts borrowed from the Chinese joint venture partner to finance the CIP Projects.

These amounts are unsecured, bear interest at 13.18% and have no fixed repayment date.



10. RETIREMENT PLANS
--------------------

As stipulated by the regulations of the Chinese government, all of the Chinese staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% of the basic salary of the staff. The expense reported in the consolidated financial statements related to these arrangements was Rmb64, Rmb99 and Rmb191 for the years ended December 31, 1995, 1996 and 1997 respectively.



11. STOCK OPTIONS
-----------------

The following tables summarize the movement of share options of the Company.

During 1987 and 1988, the Company issued five-year Common Stock options in conjunction with its financing activities to various promissory note holders and other selected creditors. During 1989, the Company issued five and ten-year stock options in an additional financing and extension of debt.

--------------------------

COMMON STOCK OPTIONS

                                                       1996             1997
                                                   ------------     ------------

Shares under option at beginning of year               150,000          150,000
Expired                                                      -                -
                                                   ------------     ------------

Shares under option at end of year                     150,000          150,000
                                                   ============     ============

Average exercise price of outstanding options      $     0.156      $     0.156
                                                   ============     ============

Exercisable at end of year                             150,000          150,000
                                                   ============     ============

In December 1991 the Board of Directors approved the issuance of Common Stock options to members of the Board of Directors. The options were to expire in five years and are to be issued at 110% of market value on the date of grant.

COMMON STOCK OPTIONS


                                                       1996             1997
                                                   ------------     ------------

Options at beginning of year                         1,000,000                -
Issued                                                       -                -
Expired                                             (1,000,000)               -
                                                   ------------     ------------

Shares under option at end of year                           -                -
                                                   ============     ============

Average exercise price of outstanding options                -                -
                                                   ============     ============

Exercisable at end of year                                   -                -
                                                   ============     ============



12. OTHER SUPPLEMENTAL INFORMATION
----------------------------------

a) The following items are included in the consolidated statements of operations:

                                    December 31,    December 31,    December 31,
                                        1995             1996           1997
                                    ------------    ------------    ------------
                                         Rmb             Rmb             Rmb

    Business tax                          1,171           1,211           1,424

--------------------------------------------

b) Non-cash investing and financing activities:


                                    December 31,    December 31,    December 31,
                                        1995             1996           1997
                                    ------------    ------------    ------------
                                         Rmb             Rmb             Rmb


    Capitalization of advances
      payable to CSH as
      additional paid-in capital
     (see also Note 2)                        -          96,419               -



13. CONTINGENCY
---------------

The Operating Subsidiary has obtained an approval from the local government to offset the toll profit collected from the first and second phases of the toll road against the construction-in-progress balances under PRC GAAP until the CIP Projects are completed. Thus, the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements starting from the commencement of operations in 1993 and will continue to do so until the CIP Projects are completed at the end of 1997. The Company plans to record the net profits offset against the construction-in-progress account during 1993 to 1997 as income for statutory purposes during 1998 and 1999 fiscal years (i.e. the first two tax exemption years of the tax holiday). This plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb5 million and Rmb5.3 million for the years ended December 31, 1996 and 1997 respectively may arise. In the opinion of the directors, it is not probable that such a liability will arise.

Financial Statements of Westronix Limited
-----------------------------------------



                       WESTRONIX LIMITED AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------
                         AS OF DECEMBER 31,1994 AND 1995
                         -------------------------------
                         TOGETHER WITH AUDITORS' REPORTS
                         -------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Westronix Limited:


We have audited the accompanying consolidated balance sheets of Westronix Limited (incorporated in the British Virgin Islands) and its subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the period from June 23, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995, expressed in Chinese Renminbi.


These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred above present fairly, in all material respects, the financial position of Westronix Limited and its subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from June 23, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles in the United States of America.


/s/ Arthur Andersen & Co.
Hong Kong,
November 5,1996.
                                        1



                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
            --------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          ------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30,1995 AND 1996 (UNAUDITED)
           ----------------------------------------------------------
                             (Amounts in thousands)



                              Period from
                             June 23,1993
                                  to             Year ended December 31,     Period ended June 30,
                              December 31,
                             -------------    ----------------------------   -------------------------------
                                 1993           1994      1995      1995       1995       1996        1996
                             -------------    --------  --------  --------   --------   --------     -------
                                 Rmb            Rmb        Rmb       US$        Rmb        Rmb          US$
                                                                           (unaudited) (unaudited)  (unaudited)
Toll revenue                       10,462      37,614    37,206     4,472     19,635     18,410       2,213

General and administrative
   expenses                        (2,687)     (9,615)  (10,517)   (1,264)    (5,165)    (5,020)       (603)

Exchange gain                         378       3,494     1,417       170      1,417         37           4
                             -------------    --------  --------  --------   --------   --------     -------
   Income before income
     taxes and minority
     interests                      8,153      31,493    28,106     3,378     15,887     13,427       1,614

Provision for income taxes              -           -         -         -          -          -           -
                             -------------    --------  --------  --------   --------   --------     -------
   Income before minority
     interests                      8,153      31,493    28,106     3,378     15,887     13,427       1,614


Minority interests                 (3,817)    (13,776)  (13,087)   (1,573)    (7,095)    (6,566)       (789)
                             -------------    --------  --------  --------   --------   --------     -------
   Net income                       4,336      17,717    15,019     1,805      8,792      6,861         825
                             =============    ========  ========  ========   ========   ========     ========




Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30,1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated statements of income.

                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

                        CONSOLIDATED BALANCE SHEETS AS OF
                       ----------------------------------
                      DECEMBER 31, 1994, 1995 (AUDITED) AND
                      -------------------------------------
                         AS OF JUNE 30, 1996 (UNAUDITED)

         (Amounts in thousands, except number of shares and share data)

                                            December 31,                          June 30,
                                 --------------------------------------------------------------
                                    1994          1995         1995         1996        1996
                                 ----------   ----------   ----------   ----------   ----------
                                     Rmb           Rmb          US$          Rmb        US$
                                                                         (unaudited) (unaudited)
ASSETS
------
Current assets
  Cash and cash equivalents         71,015       22,172        2,665        7,613          915
  Prepayments and deferred expenses    598          452           54        1,258          151
  Other receivables and
    other current assets                60          300           36          247           30
                                 ----------   ----------   ----------   ----------   ----------
Total current assets                71,673       22,924        2,755        9,118        1,096
                                 ----------   ----------   ----------   ----------   ----------

Prepayments for
  construction-in- progress         28,807       29,789        3,580       17,894        2,151
Property, plant and equipment, net 179,883      350,861       42,171      422,352       50,763
                                 ----------   ----------   ----------   ----------   ----------

Total assets                       280,363      403,574       48,506      449,364       54,010
                                 ==========   ==========   ==========   ==========   ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
-----------------------------
Current liabilities
  Short-term bank loans              8,000            -            -       10,000        1,202
  Accounts payable                     840       21,195        2,547       16,879        2,029
  Accrued expenses and
     other payables                  4,832       10,191        1,225        3,909          468
  Taxes other than income              115          107           13          101           12
  Due to related companies           2,500        1,300          180            -            -
                                 ----------   ----------   ----------   ----------   ----------

Total current liabilities           16,287       32,993        3,965       30,889        3,711
                                 ----------   ----------   ----------   ----------   ----------

Long-term bank loans                28,000       97,500       11,719      127,500       15,325
Due to Chinese joint
  venture partner                        -       10,500        1,262       15,000        1,803
Due to China Strategic
  Holdings Limited                  98,441       96,940       11,639       96,806       11,635
Minority interests                 115,594      128,691       15,466      135,248       16,256
Commitments and contingency (Notes 6 & 13)

Shareholders' equity:

Common stock, par value
  US$1 each; 50,000
  shares authorized;
  1 share outstanding                    1            1            1            1            1
Retained earnings                   22,040       37,059        4,454       43,920        5,279
                                 ----------   ----------   ----------   ----------   ----------

Total shareholders' equity          22,041       37,060        4,455       43,921        5,280
                                 ----------   ----------   ----------   ----------   ----------

Total liabilities and
  shareholders' equity             280,363      403,574       48,506      449,364       54,010
                                 ==========   ==========   ==========   ==========   ==========

Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.

The accompanying notes are an integral part of these consolidated balance sheets.


                       WESTRONIX LIMITED AND SUBSIDIARIES
                       -----------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     ---------------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
           ----------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          ------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
           -----------------------------------------------------------

                             (Amounts in thousands)

                                          Period from
                                          June 23,1993
                                                to
                                           December 3l,         Year ended December 31,             Period ended June 30,
                                            ----------   ------------------------------------   ------------------------------------
                                               1993         1994         1995         1995         1995         1996         1996
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                 Rmb          Rmb         Rmb         US$          Rmb            Rmb         US$
                                                        (unaudited) (unaudited) (unaudited)
Cash flows from operating activities:

Net income                                      4,336       17,717       15,019        1,805        8,792        6,861          825
Adjustments to reconcile
  net income to net cash
  provided by operating activities:
  Minority interests                            3,817       13,776       13,087        1,573        7,095        6,566          789
  Depreciation and amortization                   963        3,847        4,173          502        2,160        2,102          253
  Loss on disposal of fixed assets                  -            -           19            2            -            -            -
(Increase) decrease in assets:
  Prepayments and deferred expenses              (581)         (42)          91           11          (90)        (843)        (101)

  Other receivables and other current assets   (1,816)       1,755         (239)         (29)        (208)          53            6
Increase (decrease:) in liabilities:
  Accounts payable                                  -          840       20,355        2,447        3,536       (4,316)        (519)
  Accrued expenses and other payables             205        1,649       (3,526)        (424)         787       (8,874)      (1,067)
  Taxes other than income                          98           17           (9)          (1)         (23)          (5)          (1)
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net cash provided by operating activities       7,022       39,559       48,970        5,886       22,049        1,544          185
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Cash flows from investing activities
    Prepayments for
      construction-in-progress                   (567)     (28,240)        (982)        (118)      (6,302)      11,895        1,430
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

  Acquisition of property,
    plant and equipment                       (39,569)     (41,681)    (166,230)     (19,980)     (43,550)     (70,964)      (8,530)
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

Net cash used in investing activities         (40,136)     (69,921)    (167,212)     (20,098)     (49,852)     (59,069)      (7,100)
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

                       WESTRONIX LIMITED AND SUBSIDIARIES
                          ----------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
           ----------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          -------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
          ------------------------------------------------------------

                             (Amounts in thousands)



                                          Period from
                                          June 23,1993
                                                to
                                           December 3l,         Year ended December 31,                 Period ended June 30,
                                            ----------   ------------------------------------   ------------------------------------
                                               1993         1994         1995         1995         1995         1996         1996
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                 Rmb          Rmb         Rmb         US$          Rmb           Rmb          US$
                                                         (unaudited) (unaudited) (unaudited)
Cash flows from financing activities:
  Proceeds of bank loans                       10,000       35,500      114,945       13,816        9,000       40,000        4,808
  Repayment of bank loans                           -       (9,500)     (33,445)      (6,424)      (8,000)           -            -
  Due to related companies                          -        2,500       (1,000)        (120)      (2,500)      (1,500)        (180)
Due to Chinese joint venture partner           23,748      (23,748)      10,500        1,262        5,500        4,500          541
  Due to China Strategic Holdings Limited        (373)      68,252       (1,601)        (192)      (1,414)         (34)          (4)
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net cash provided by financing activities      33,375       73,004       69,399        8,342        2,586       42,966        5,165
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

Net increase (decrease) in
  cash and cash equivalents                       261       42,642      (48,843)      (5,870)     (25,217)     (14,559)      (1,750)

Cash and cash equivalents, at
  beginning of period/year                     28,112       28,373       71,015        8,535       71,015       22,172        2,665
                                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

Cash and cash equivalents, at
  end of period/year                           28,373       71,015       22,172        2,665       45,798        7,613          915
                                            ==========   ==========   ==========   ==========   ==========   ==========   ==========



Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.

The accompanying notes are an integral part of these consolidated statements of cash flows.

                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------
           FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
           ----------------------------------------------------------
          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
          -------------------------------------------------------------
           FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

                 (Amounts in thousands, except number of shares)




                           Shares of
                             Common    Common    Retained
                              Stock     Stock     Earnings    Total
                            --------   --------   --------   --------
                              Number     Rmb        Rmb         Rmb

Balance at June 23, 1993          1          1         (13)       (12)
Net income                        -          -       4,336      4,336
                            --------   --------   --------   --------

Balance at December 31, 1993      1          1       4,323     4,324
                            --------   --------   --------   --------

Net income                        -          -      17,717     17,717
                            --------   --------   --------   --------

Balance at December 31, 1994      1          1      22,040     22,041
                            --------   --------   --------   --------

Net income                        -          -      15,019     15,019
                            --------   --------   --------   --------

Balance at December 31, 1995      1          1      37,059     37,060

Net income (unaudited)            -          -       6,861      6,861
                            --------   --------   --------   --------

Balance at June 30,1996
  (unaudited)                     1          1      43,920     43,921
                            ========   ========   ========   ========


The accompanying notes are an integral part of these consolidated statements of changes in shareholders equity.

                       WESTRONIX LIMITED AND SUBSIDIARIES
                       ----------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Amounts in thousands, except number of shares,
                   per share data and unless otherwise stated)



1.    ORGANIZATION AND PRINCIPAL ACTIVITIES
--------------------------------------------

Westronix Limited ("the Company") was incorporated in the British Virgin Islands on July 3, 1996 with an authorized share capital of 50,000 common shares with a par value of US$1 each. One share was issued at par value to China Strategic Holdings Limited ("CSH") (formerly known as China Strategic Investment Limited), a company incorporated in Hong Kong whose shares are listed on the Stock Exchange of Hong Kong.

The Company is a holding company established to hold a 100% interest in China Construction International Group Limited ("CCIG" - formally known as China Construction International Limited and Cassia Taste Limited), a company incorporated in Hong Kong. CCIG, in turn, holds a 51% interest in Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou toll road"). The Company's interest in Hangzhou toll road was transferred from CSH pursuant to a shareholders' resolution dated August 28, 1996.

Hangzhou toll road is a Sino-foreign equity joint venture enterprise established on June 23, 1993, which formally began business operation in September 1993 in the City of Hangzhou, Zhejiang Province in the People's Republic of China (the "PRC"). The total cash consideration paid by CCIG for its interest in Hangzhou toll road amounted to Rmb102,000 at the date of acquisition. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH will be used to finance the construction of second and third phases of the toll road (the "CIP Projects") which are expected to be completed by the end of fiscal year 1997. Hangzhou toll road will collect toll from all three phases of the toll road after the CIP Projects are completed.

Key provisions of the joint venture agreement of Hangzhou toll road include:

*  the joint venture period is 30 years from the date of formation;

* the profit and loss sharing ratio is the same as the percentage of equity interest; and
* the Board of Directors consists of 7 members: 4 designated by CCIG and 3 designated by Hangzhou City Transportation Development Company, the Chinese joint venture partner of Hangzhou toll road.

-------------------------------------------------

The acquisition of the Operating Subsidiary by CCIG was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

The transfer of CSH's interest in CCIG to the Company was accounted for as a reorganization of companies under common control and similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfer of CSH's interest in CCIG to the Company as if it had occurred on June 23, 1993.

Hangzhou toll road operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

Political Environment

The value of the Company's interests in the Operating Subsidiary may be adversely affected by changes in policies by the Chinese government including, among others: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

Economic Environment

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for the Operating Subsidiary and the Company.

---------------------------------------------------

Foreign Currency Exchange

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Operating Subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. The Operating Subsidiary's source of income, toll revenue, is denominated in Renminbi. Revenues and profits have to be converted to United States Dollars or Hong Kong Dollars to pay dividends to the Company. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits measured in foreign currency and reduce the foreign currency that could be repatriated by the Operating Subsidiary to the Company. The Company currently is not able to hedge its Renminbi - United States Dollars exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institution authorized to engage in foreign exchange transactions offer forward exchange contracts.

Legal System

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

Toll Revenue

Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government and Hangzhou City Transportation Department. However, there are no assurances that such proposal will be approved by these government authorities. If such approvals proposals are denied, profit margins of the operating subsidiary will be reduced.

2.    BASIS OF PRESENTATION

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following:

* Restatement of monetary assets and liabilities denominated in foreign currencies to reflect the exchange rates prevailing at the balance sheet dates; and

* Recognition of toll revenue on the accrual basis and upon the commencement of operations.



3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

a.   Basis of Consolidation
     ----------------------

The consolidated financial statements include the financial statements of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated on consolidation.

b.   Toll revenue
     ------------

Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3.0% of the gross toll receipts

--------------------------------------------------------

c.   Cash and Cash Equivalents
     -------------------------

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of one year or less. Cash and cash equivalents included United States Dollar deposits of US$8,280 (Rmb69,733), US$1,078 (Rmb8,967) and US$128 (Rmbl,071) (unaudited) as of December 31, 1993, 1994, 1995 and June 30, 1996 respectively. Deposits of US$700 (Rmb5,824) as of December 31, 1995 were used to guarantee bank loans of a related company.

d.   Property, Plant and Equipment
     -----------------------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of the assets. The estimated useful lives are as follows:


     Roads and bridges                         30 years
     Buildings                                 20 years
     Machinery and equipment                    5 years
     Motor vehicles                             5 years
     Furniture, fixtures and office equipment   5 years



Construction-in-progress ("CIP" see Note 4) represents new roads and bridges under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income), arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb1,752, Rmb6,778, Rmb2,566 (unaudited) and Rmb9,148 (unaudited) respectively for the period ended December 31, 1993 and for the years/periods ended December 31, 1994, 1995 and June 30, 1996 respectively.

--------------------------------------------------------

e.   Taxation: Income Taxes
     ----------------------

The Company was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands law, the Company is not subject to tax on income or on capital gains.

The Company and its subsidiaries provide for Hong Kong profits tax on the basis of its income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries has had no profits assessable for Hong Kong profits tax purposes.

Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of not less than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempt from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb3,236, Rmb10,000, Rmb9,901, Rmb5,322 (unaudited) and Rmb4,966 (unaudited) and net income of the Company would have been reduced by Rmb1,651, Rmb,5,100, Rmb5,050, Rmb2,714 and Rmb2,533 (unaudited) for the period/years ended December 31, 1993, 1994, 1995 and for the six months ended June 30, 1996 respectively (See Note 13)

The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

--------------------------------------------------------


f.  Taxation: Business Tax
     ----------------------

Prior to December 31, 1993, the Operating Subsidiary was subject to Consolidated Industrial and Commercial Tax ("CICT") at a rate of 3.03% on the gross toll revenue.

In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax. Under these new tax regulations, the Operating Subsidiary is subject to business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

g.   Foreign Currency Translation
     ----------------------------

The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

The Company's registered capital and reporting currency are denominated in United States Dollars. For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the swap centre rates prevailing at the capital injection date.

The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies or at a swap center. Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers (the "swap center rates") were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

--------------------------------------------------------

g.   Foreign Currency Translation (Cont'd)
     --------------------------------------

Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1993, December 31, 1994 and December 31, 1995 were as follows:




                                               December 31,
                                  ----------------------------------------
                                       1993        1994          1995
                                  ------------  ------------  ------------
Rmb equivalents of US$1
  Official exchange rate                 5.80         N/A           N/A
  Unified exchange rate                   N/A        8.44          8.32
  Shanghai swap center rate              8.70        8.44          8.32

h.   Dedicated Capital
     -----------------

In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to dedicated capital. For the period from June 23, 1993 to June 30, 1996, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.

4.    PROPERTY, PLANT AND EQUIPMENT
-----------------------------------

                                           December 31,         June 30,
                                      ------------------------------------
                                         1994          1995         1996
                                      ----------   ----------   ----------
                                         Rmb           Rmb           Rmb
                                   (unaudited)

Roads and bridges                       108,372     109,020       112,216
Buildings                                   146         148           148
Machinery and equipment                     370         475           529
Motor vehicles                            2,121       2,121         2,162
Furniture, fixtures and office
   equipment                                 36          38            38
Construction-in-progress                 73,365     247,346       317,435
Less: Accumulated depreciation           (4,527)     (8,287)      (10,176)
                                      ----------   ---------    ----------

Net book value                          179,883     350,861       422,352
                                      ==========   =========    ==========



5.    LONG-TERM BANK LOANS
---------------------------

Long-term bank loans, all of which were unsecured, bear average interest rates of approximately 14.87% as of December 31,1995. December 31,1993 and 1994 - 13.86%, June 30,1996 - 14.54% (unaudited) and are repayable as follows:

                                        December 31,       June 30,
                                            1995            1996
                                        -------------   ------------
                                             Rmb             Rmb
                                                         (Unaudited)

1997                                        58,000          58,000
1998                                        20,000          25,000
1999                                        19,500          39,500
2001                                           -             5,000
                                        -----------      ----------
Total                                       97,500         127,500
                                        ===========      ==========

All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb19,500 and Rmb49,500 (unaudited) as of December 31, 1995 and June 30, 1996 respectively, are guaranteed by a related company.



6.    COMMITMENTS
------------------

As of December 31, 1995, the Operating Subsidiary had outstanding capital commitments for construction contracts contracted for its CIP projects amounting to approximately Rmb228,270.

7.    DISTRIBUTION OF PROFIT
----------------------------

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of December 31, 1995, and June 30, 1996 (unaudited), the Operating Subsidiary had no available retained earnings for distribution.



8.    RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
-------------------------------------------------

The Operating Subsidiary guaranteed bank borrowings of a related company of CSH of Rmbl0,000, and Rmb5l,000 (unaudited), as of December 31, 1995 and June 30,1996 respectively.


9.    DUE TO CHINESE JOINT VENTURE PARTNER
------------------------------------------

The amounts due to Chinese joint venture partner as at December 31, 1993 represented the excess of the book value of the net assets contributed by the Chinese joint venture partner upon the formation of the Operating Subsidiary over its share of the registered capital of the joint venture enterprise. This was repaid in 1994. Balances due to the Chinese joint venture as at December 31, 1995 and June 30, 1996 (unaudited) represented amounts borrowed from the Chinese joint venture partner to finance the CIP Projects.

These amounts are unsecured, non-interest bearing and have no fixed repayment date.


10.    RETIREMENT PLANS
-----------------------

As stipulated by the regulations of the Chinese government, all of the Chinese staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% (for 1994, 1995 and 1996) of the basic salary of the staff. The expenses reported in the consolidated financial statements related to these arrangements were Rmb34, Rmb64, Rmb32 (unaudited) and Rmb30 (unaudited) for the years/periods ended December 31, 1994 and 1995 and six months ended June 30, 1995, 1996 respectively.

11.   SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
---------------------------------------------------------

                      Period from June                          Six months
                         23, 1993 to                               ended
                        December 3l,   Year ended December 31,    June 30,
                                       -----------------------  -----------
                            1993         1994           1995         1996
                        -----------    ---------   -----------  -----------
                            Rmb           Rmb            Rmb         Rmb
                                   (Unaudited)

Non-cash investing and
  financing activities:
  Paid-in capital from the
    Chinese joint
    venture partner
    contributed through
    the injection of
    fixed assets          98,000             -             -           -



12.    OTHER SUPPLEMENTAL INFORMATION
-------------------------------------

The following items are included in the consolidated statements of income:

                    Period from June                            Six months
                      23, 1993 to                                 ended
                      December 3l,    Year ended December 31,    June 30,
                                    -------------------------  ------------
                         1993          1994           1995         1996
                     -------------  -----------   -----------  ------------
                         Rmb           Rmb             Rmb          Rmb
                                   (Unaudited)

Foreign exchange gain       378          3,494         1,417            37

Business tax                327          1,163         1,171           579

13.    CONTINGENCY
------------------

The Operating Subsidiary has obtained an approval from the local government to offset the toll revenue collected from the first phase of the toll road against the construction-in-progress balances until the CIP Projects are completed by the end of 1997. Thus, the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements starting from the commencement of operations in 1993 and will continue to do so until the CIP Projects are completed at the end of 1997. The Company plans to record the net profits offset in the construction-in-progress account during 1993 to 1997 in the statutory income statements of the 1998 and 1999 fiscal years (i.e. the first two tax exemption years of the tax holiday). This plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb5 million as of December 31, 1995 may arise. In the opinion of management, it is not probable that a liability will arise.


14.    SUBSEQUENT EVENTS
------------------------

Pursuant to an acquisition agreement dated September 10, 1996 between Regal International, Inc., ("Regal"), a Delaware Corporation whose shares are listed on the National Association of Securities Dealers Automated Quotations ("NASDAQ"), the Company and China Strategic Holdings Limited ("CSH"), Regal acquired all the issued and outstanding shares of the Company for a consideration of US$30 million (Rmb250 million) to be satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note can be converted into shares of Common Stock, US$0.01 par value, of Regal ("Common Stock") at a conversion price of US$0.0302 per share. The Convertible Note, if exercised by CSH, would give CSH a controlling interest of more than 90% in Regal. This Convertible Note is secured by a pledge of Regal's interest in the shares of the Company in favour of CSH.

Pursuant to an agreement signed between CSH and the Company dated September 1, 1996, the payable balance of Rmb96,806 (unaudited) due to CSH as of June 30, 1996 will be contributed by CSH into the Company as additional paid-in capital.

BUSINESS OF THE COMPANY PRIOR TO ACQUISITION OF WESTRONIX

        After February 19, 1996 the Registrant owned, as its sole asset, all the issued and outstanding capital stock of Acewin, a company which owned all the outstanding capital stock of China Machine Holdings Limited ("CMHL"). CMHL was the holder of a 55% interest in Wuxi CSI. Wuxi CSI was the only operating subsidiary of the Registrant prior to September 10, 1996. Wuxi CSI, established in September 21, 1993, was a Sino-foreign joint venture in China between CMHL and Wuxi Vibration Isolator Factory. Wuxi Vibration Isolator Factory, built in 1960, is a National Grade II Enterprise (The National Grade System grades all factories in terms of size, profitability, sales, productivity and excellence in products. There are only a few Grade I Enterprises in each province) and Wuxi CSI was the largest vibration isolator producer in China. Wuxi CSI, was a primary supplier to domestically produced Volkswagens, Peugeots and Audis developed close ties to China's burgeoning automobile industry.

        Wuxi CSI, with registered capital of $8.0 million, occupied 39,540 square meters of land, including a building area of 45,504 square meters and a workshop area of 37,232 square meters.

        The factory was situated in Wuxi City which is located in Southern Jiangsu Province, at the center of the "golden delta" of the Yangtze River, bordering Suzhou in the East and the Hangzhou in the West. It is 128 km. apart from Shanghai; 183 km. from Nangjing and 40 km. away from the natural port of Zhangjiagang. The urban area around Wuxi City covers 397 square km. with a population of 0.928 million. Wuxi City has become a major international open-port city at the mouth of the Yangtze River.

BUSINESS OF WUXI CSI VIBRATION ISOLATOR

        Wuxi CSI was engaged in the manufacture and sale of vibration isolators, rubber damping materials, stainless steel bellows expansion joint and similar products, primarily for sale within China. Its primary customer base was in Shanghai, although the distribution of its sales was regional. Being located only 128 km. from Shanghai where three (3) of the largest automobile manufacturers in China produce over 50% of the entire automobile market of China, Wuxi CSI sold over 70% of its output to Shanghai Volkswagon.

WUXI CSI SALES FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

TABLE 1 SALES ANALYSIS
(Rmb in thousands)                        1994          1995        % CHANGE
                                          ----          ----        --------

Sales                                   72,570         43,623        49%

Gross Profit                            26,357         27,981        66%

Operating income(1)                     12,184         16,871       130%

Net income                                              7,531       124%

-------------------------

(1) Operating income means income before minority interest, income tax, net interest expense and other income.

PRODUCTS AND MARKETS

        Wuxi CSI produced a complete range of the following products under the brand name "Xizhen" (See Table 2 - Sales by Units).

1.      Rubber-Metal Vibration Isolators
        --------------------------------
        Minimizes harmful vibrations and noise. Widely utilized in automobiles, ships, trains and heavy machinery.

2.      Metal Bellows
        -------------
        Widely used in the shipbuilding, petroleum, chemical, industry, railway, construction, electric power and nuclear industries.

3.      Bitumen Damping Materials
        -------------------------
        Reduces vibration and noise from mechanical equipment installed in automobiles, refrigerators, fans and machinery.

TABLE 2 SALES BY UNITS

TYPE OF VIBRATION ISOLATOR                1994          1995        % CHANGE        MARKET
--------------------------                ----          ----        ---------       ------

General Vehicle Vibration Isolator     388,007        353,774          8.8%          Auto

Santana (Volkswagen)                 1,795,260      3,133,754         74.6%          Auto

Audi                                    97,833        161,992         65.6%          Auto

Damping Materials and Damping
   Materials with Fabrics            1,511,007      4,691,384        210%            Auto

Others                                 285,032        253,631         11.0%          Auto


        Approximately 74% of Wuxi CSI's total sales in 1995 were made to Shanghai Volkswagen. Shanghai Volkswagen manufactures the "Santana". Compared to the Shanghai region, sales to other regions were relatively small. Sales to Jilin and Jiangsu come in second and third place but only accounted for 5.4% and 3.5% of total sales, respectively. (See Table 3 Geographical Sales Distribution).

TABLE 3 GEOGRAPHICAL SALES DISTRIBUTION - 1995

REGION                              % OF TOTAL SALES

Shanghai                                   74.1

Jilin                                       5.4

Jiangsu                                     3.5

Guangdong                                   0.2

Sichuan                                     0.1

Jiangxi                                     0.8

Shandong                                    1.3

Others(1)                                  14.6

Total                                     100%

-------------------------

(1)     Others refer to regions which are not listed above in the table

        The complete information of the Company's business prior to September 10, 1996 has been provided in the Company's report on Form 10-KSB for the fiscal year ending December 31, 1995, which has been filed with the SEC.

        The acquisition of Westronix Limited was approved by the consent in writing of the majority of the Company's shareholders on September 10, 1996.

        The Board of Directors seeks the ratification of the acquisition of Westronix Limited and decided to include the acquisition of Westronix in the Proxy Statement for the following reasons: to obtain the approval for the terms of the Note (i.e. the conversion of the Note to the shares of common stock of the Company, which would substantially increase the beneficial ownership of CSH see "Beneficial Ownership"); the fact that Westronix Limited was purchased from a related party and the significant size of the transaction. If the Note is fully converted, Horler Holdings Limited, a wholly-owned subsidiary of China Strategic Holdings Limited, will own 1,033,877,483 shares of the Company's common stock (96.16%).

        The Board of Directors recommends that stockholders ratify the acquisition of Westronix Limited and approve the terms of the acquisition. This proposal requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting.

                                 PROPOSAL NO. 2
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
           INCREASE IN AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

        The Company is soliciting the approval of stockholders for one or more amendments to the Fourth Article of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 150,000,000 to 1,100,000,000 shares. The number of authorized shares of the Company's Preferred Stock, $0.10 par value per share, shall remain unchanged. The Company's Certificate of Incorporation currently authorizes the issuance of a total of 150,000,000 shares of Common Stock. There were 81,764,456 shares of Common Stock outstanding at the close of business on July 24, 1998.

        The Board of Directors has proposed the increase in authorized Common Stock to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares. In connection with the acquisition of Westronix Limited, the Company has issued a $30,000,000 convertible note to Horler Holdings Limited, a wholly owned subsidiary of China Strategic Holdings Limited. The principal and any unpaid interest due on the Note are convertible into shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at a conversion price of $0.0302 per share. If the holder of the Note exercise its conversion rights and converts the full amount of the Note, the number of shares issued to Noteholder would exceed the total authorized amount of common stock of the Company.

        Under the laws of the State of Delaware, authorized, but unissued and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the Board of Directors may determine without further action by the stockholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing stockholders.

        The additional shares of Common Stock authorized by this proposed amendment will, if and when issued, have the same rights and privileges as the shares of Common Stock currently authorized. Holders of shares of Common Stock have no preemptive rights.

        The above amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 3
          AMENDMENT OF ARTICLES FOURTH, FIFTH, SIXTH, SEVENTH AND TENTH
                         OF CERTIFICATE OF INCORPORATION

        The Company is soliciting the approval of stockholders for one or more amendments to the Company's Certificate of Incorporation (i) Article Fourth
(D)(7), to provide that a meeting of shareholders or a written consent by shareholders holding a majority of the voting shares shall be required to remove directors or adopt, repeal or amend bylaws; (ii) Article Fifth to provide that the number of directors shall not be less than three, and to remove the classification of the board of directors; (iii) Article Sixth to provide that the affirmative vote of the majority of voting shares rather than 80% of such vote, is sufficient for the amendment or adoption of bylaws; (iv) Article Seventh to remove the requirement of 80% shareholders' vote for certain transactions with shareholders that have a 5% or more holdings with the Company and to provide that the affirmative vote of the majority of voting shares is sufficient to approve those certain transactions listed in Article Seventh; and Article Tenth to remove the requirement of 80% shareholders' vote to amend Article Fourth, Paragraph D (7) and (8), Article Fifth, Sixth, Seventh and Tenth, and to provide that the affirmative vote of the majority of voting shares is sufficient to approve amendments to those provisions of the Company's Certificate of Incorporation.

        The Board of Directors of the Company submitted the amendments to the Articles Fourth, Fifth, Sixth, Seventh and Tenth of the Company's Certificate of Incorporation to the vote of the shareholders, because it believes that such amendments would be beneficial to the Company and its shareholders. The Company seeks to amend Article Fourth (D)(7)to provide that a removal of directors and adoption, repeal or amendment of bylaws may also be approved by a written consent in writing of the shareholders holding not less than a majority of the outstanding shares, in addition to the Company having an option of voting at the shareholders' meeting. The Board believes that the current requirement of approving the above actions only at the shareholders meeting, without the Company having an alternative of an approval of such actions by a written consent of majority shareholders, is unduly cumbersome, in administrative and other costs, for the Company which has approximately 9,000 shareholders. The Company seeks to amend Article Fifth to change the required number of directors from the minimum of five and the maximum of twelve to the minimum of three and the maximum as provided by the Delaware General Corporation Law (the "Delaware Law"), to be determined by the Board. The Company also seeks to remove the classification of the Board of Directors to which it does not see any benefit at this time. The classified board was adopted under the circumstances where the Board of directors felt it was necessary to take strong measures to add stability to the leadership and policies of the Company and to discourage certain types of tactics which could involve actual or threatened changes of control of the Company. Although the Board of Directors still believes continuity and stability are desirable, it believes that the current constitution of the Board provides those features without the necessity of a classified format. The Company believes that the changes to Article Fifth will not have any significant negative effect on the manaement of the Company and its shareholders.

        The Company proposes to amend Article Sixth and Seventh to provide that the affirmative vote of the majority of the voting shares shall be sufficient for the amendment or adoption of the bylaws (Article Sixth) and to approve certain transactions (such as mergers, sales or leases) involving shareholders of 5% or more of the Company's common stock (Article Seventh).

        Currently, Articles Sixth and Seventh requires the affirmative vote of 80% of the voting shares to take such actions. The effect of Article Sixth and Seventh currently is that the amendments to the Bylaws or approval of the transactions set forth in Article Seventh, may presently be made by the affirmative vote of 80% of voting shares, which find it in the best interest of the Company to adopt such actions. The purpose of the amendments is to provide that such actions can be taken by the majority vote of the stockholders in accordance with the provisions of section 109 of the Delaware Law. The Company believes that such requirement is too restraining and that the majority vote of the shareholders should constitute sufficient approval of the shareholders, as prescribed by the Delaware Law. The Company does not believe that having more restrictive governing provisions in its Certificate of Incorporation than those provided in the Delaware Law would serve its shareholders better in making corporate decisions for the Company.

        For the same reasons as stated above, the Company seeks to amend Article Tenth to remove the requirement of 80% shareholders' vote to amend Article Fourth (D)(7) and (8) (which requires that the special meeting of the shareholders may only be called by the Board of Directors), Article Fifth, Sixth, Seventh and Tenth (discussed above) and to provide that the affirmative vote of the majority of voting shares shall be sufficient to take those corporate actions.

        The above amendment to the Certificate of Incorporation requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 4
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                          1-FOR-138 REVERSE STOCK SPLIT

        The Board of Directors has proposed to amend the Company's Certificate of Incorporation to effect a 1-for-138 reverse stock split of its Common Stock under which each outstanding 138 shares of Common Stock, par value $0.01 per share, registered in the name of each shareholder as of the record date, will be exchanged for 1 share of Common Stock. The effective date of the reverse split shall be immediately upon approval of the shareholders. The Board of Directors believes that the reverse split is necessary in order to cause the Common Stock to be tradable at such a price per share as is required by NASDAQ initial admission rules and that the reverse split will raise earnings per share to acceptable levels, in connection with the Company's future plans to apply to NASDAQ for inclusion of the Company's Common Stock. In addition, the Board of Directors believes that the proposed reverse split will make the management of shareholding more efficient and cost effective. Fractional shares will be rounded up to the nearest whole share. Because of the high ratio of the reverse split, there will be a negative effect of the proposed reverse split on certain holders, in that many holders will be left with odd lots which are more expensive to trade.

        The above amendment to the Certificate of Incorporation requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 5
                     ADOPTION OF AMENDED AND RESTATED BYLAWS

        Pursuant to the Company's Certificate of Incorporation, the adoption of amended or restated bylaws may only be approved at the annual or special meeting of stockholders of the Company. The Board of Directors proposes to adopt the amended and restated Bylaws. The main amended provisions in the Company's bylaws are to delete the classified Board requirement, the change in the number of required directors (as discussed above in Proposal No. 3) and to dispense with the meeting requirement for the shareholders' approval of any amendments to the bylaws.

        The Board of Directors, by unanimous vote at a meeting on January 27, 1997, adopted new amended and restated Bylaws. The new Bylaws are "standard form" bylaws for a Delaware corporation and provide for maximum corporate management operating flexibility as permitted under Delaware Law. The above proposal requires 80% of the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 6
                                   NAME CHANGE

        The Board of Directors has proposed to amend the Company's Certificate of Incorporation to change the name of the Company to "Asia Resources Holdings Ltd." The Board of Directors believes that the new name reflects better the current business of the Company. The above proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 7
                  ADOPTION OF 1997 INCENTIVE STOCK OPTION PLAN

        The Company's proposed 1997 Incentive Stock Option Plan (the "Plan") attached hereto, provides for the grant of incentive stock options ("ISO's") qualifying under the Internal Revenue Code, the grant of nonqualifying stock options ("NSO's"), and the grant of awards of stock appreciation rights, stock options, restricted stock or performance units ("Awards") to officers, employees and consultants of the Company and its affiliates. The Company has not determined at this time the persons who would receive the benefits, if any, under the Stock Option Plan. 750,000 post- reverse split shares of the Company's Common Stock will be reserved for issuance pursuant to the Plan. The Plan will be administered by the Stock Option Committee of the Board of Directors or such other committee of the Board, if the Board so designates (the "Committee"). The purpose of the Plan is to aid the Company in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth, to offer such personnel additional incentives to put forth maximum efforts for the success of the business and to afford them opportunities to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

        The Plan will expire ten years from its effective date as specified by the Board of Directors at the time the Plan is approved (except as to options outstanding at that time, if any). The Board may amend, alter or terminate the Plan in any respect at any time, except that no amendment, alteration or termination shall be made which would (i ) impair the rights of an optionee under a stock option, stock appreciation right, restricted stock or performance award unit therefore granted without such optionee's consent, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934, and , further, no material amendment shall be made without the prior approval of the Company's stockholders to the extent such approval is required by law or agreement.

        The Committee has substantial discretion pursuant to the Plan to determine the persons to whom ISO's, NSO's and Awards may be granted or authorized and also to determine the amounts, time, price (provided that the exercise price per share shall not be less than the fair market value of the Common Stock on the date of such grant ), exercise terms and restrictions imposed in connection with each individual grant. ISO's, NSO's and Awards may be granted to any employee (which may include officers, and directors who are also employees) or consultants of the Company or its subsidiaries. No participant in the Plan may be granted ISO's, NSO's or Awards aggregating in excess of the number of shares of Common Stock equal to 10% of issued and outstanding Common Stock over the life of the Plan and no stock option shall be exercisable more than ten years after the date such option is granted. Options may expire earlier as determined by the Committee and the Committee may determine vesting provisions in its discretion.

        Stock appreciation rights may be granted in conjunction with all or part of any stock options granted under the Plan at the discretion of the Committee. Shares of restricted stock and performance units may be awarded either alone or in addition to other Awards granted under the Plan at the discretion of the Committee.

        If an optionee ceases to be an employee of the Company or a subsidiary other than by reason of death, disability or retirement, any stock option held by him shall terminate on the date of termination of his employment in the case of voluntary termination, and shall terminate one month after the termination of his employment in the case of involuntary termination of employment (but not later than its specified expiration date). In the case of death, any stock option held by an optionee may be exercised by his estate, personal representative or beneficiary at any time prior to the earlier of the specified expiration date of the stock option or one year from the date of the optionee's death. If an optionee's employment is terminated by reason of disability or retirement, the optionee may exercise any stock options held by him at any time prior to the earlier of the specified expiration date of the stock option or three years from the date of termination of employment.

        Options are, in general, non-assignable. The options carry certain anti-dilution provisions concerning stock dividends, stock splits, consolidations, mergers, recapitalizations and reorganizations.

        Generally, under applicable provisions of the Internal Revenue Code, the amount of profit realized by an optionee under exercise of stock option is taxed as ordinary income to the optionee in the year of exercise. The Company is entitled to a compensation deduction in the same amount in the same year.

        An optionee who holds the stock received upon exercise of a stock option for at least two years from the date the option was granted and at least one year from the receipt of the stock upon exercise generally pays no tax until the stock is sold, at which time any profit or loss realized is long-term capital gain or loss, as the case may be, and the Company is not entitled to a corresponding tax deduction at any time. The spread at exercise of a stock option is effectively treated as a tax preference item in the exercise year for purposes of calculating the optionee's alternative minimum tax.

        An optionee who sells the stock received upon the exercise of a stock option within two years after the option was granted or within one year of receipt of the shares upon exercise is taxed on the profit up to the date of the exercise (which is ordinary income) and the Company is entitled to a corresponding tax deduction; the income and tax deduction items are recognized by the optionee and the Company, respectively, in the year the stock is sold. Appreciation or depreciation after the date of exercise is taxable to the optionee as capital gain or loss, respectively, and is nondeductible by the Company.

        The Company may be required to withhold tax on the amount of the income recognized by the optionee upon exercise of an option and upon transfer of stock received upon exercise of an option.

        The above proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. The Board of Directors recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL NO. 8
                                  OTHER MATTERS

        The Board has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

        If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are unable to attend the meeting, at your request, the Company will cancel the proxy.


August 12, 1998                               By Order of The Board of Directors